UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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RESOURCES CONNECTION, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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September 9, 2006

Dear Stockholder:

On behalf of the Board of Directors, you are cordially invited to attend the 2006 Annual Meeting of Stockholders of Resources Connection, Inc., to be held at the Westin South Coast Plaza Hotel, located at 686 Anton Boulevard, Costa Mesa, California, on October 19, 2006, at 1:30 p.m., Pacific Daylight Time. The formal notice of the Annual Meeting appears on the following page. The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting.

During the Annual Meeting, stockholders will hear a brief presentation by Resources Connection and have the opportunity to ask questions. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please sign and date the enclosed proxy card and promptly return it to us in the enclosed postage-prepaid envelope. Alternatively, as discussed in Section I of the Proxy Statement, you may be eligible to vote electronically over the internet or by telephone. If you sign and return your proxy card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

We look forward to seeing you on October 19, 2006, and urge you to return your proxy as soon as possible.

Sincerely,

Donald B. Murray

President, Chief Executive Officer and

Chairman of the Board

RESOURCES CONNECTION, INC.

695 TOWN CENTER DRIVE,

SUITE 600

COSTA MESA, CALIFORNIA 92626

(714) 430-6400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 19, 2006

To the Stockholders of Resources Connection, Inc.:

The Annual Meeting of Stockholders of Resources Connection, Inc. will be held at 1:30 p.m., Pacific Daylight Time, on October 19, 2006, at the Westin South Coast Plaza Hotel, located at 686 Anton Boulevard, Costa Mesa, California, for the following purposes:

1. To vote for the election of Donald B. Murray, A. Robert Pisano and Thomas D. Christopoul to our Board of Directors, each for a three-year term expiring at the Annual Meeting in 2009;

2. To approve an amendment of the Resources Connection, Inc. 2004 Performance Incentive Plan to increase the number of shares available for award grants by 1,500,000 shares;

3. To ratify the appointment of the Company’s independent registered public accounting firm; and

4. To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on September 5, 2006, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

By order of the Board of Directors,

Stephen J. Giusto Secretary

Costa Mesa, California

September 9, 2006

YOUR VOTE IS IMPORTANT

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. YOU MAY BE ABLE TO VOTE YOUR SHARES ELECTRONICALLY BY USING A TOLL-FREE TELEPHONE NUMBER OR THE INTERNET, AS DESCRIBED ON THE PROXY CARD, OR YOU MAY MARK, SIGN, DATE AND MAIL YOUR PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

WE ENCOURAGE YOU TO FILE YOUR PROXY ELECTRONICALLY IF EITHER OF THESE OPTIONS IS AVAILABLE TO YOU. THE METHOD BY WHICH YOU VOTE WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON AT THE ANNUAL MEETING.

PROXY STATEMENT

We are sending this Proxy Statement to you, the stockholders of Resources Connection, Inc. (“Resources Connection” or “the Company”), a Delaware corporation, as part of our Board of Directors’ solicitation of proxies to be voted at our Annual Meeting of Stockholders to be held at 1:30 p.m., Pacific Daylight Time, on October 19, 2006, at the Westin South Coast Plaza Hotel, located at 686 Anton Boulevard, Costa Mesa, California, and at any adjournments thereof. This Proxy Statement and accompanying form of proxy were first sent to stockholders on or about September 12, 2006.

We are enclosing a copy of our 2006 Annual Report to Stockholders, which includes our fiscal 2006 financial statements. The Annual Report is not, however, part of the proxy materials.

The Securities and Exchange Commission (“SEC”) requires portions of certain disclosure documents to be written in “plain English.” The “plain English” rules generally require that disclosure documents for stockholders or potential stockholders be written without using confusing legal and technical language. Although the applicable SEC rules do not require that proxy statements be written in “plain English,” we have decided to write parts of our Proxy Statement that way. We want you to have information about us in a direct and understandable manner.

In order to accomplish our goal of setting forth our information in a straightforward and understandable way, we have organized this year’s Proxy Statement into three sections. You should read all three sections.

I. Questions and answers: this section provides answers to frequently asked questions.

II. Proxy proposals: this section provides information about the proposals to be voted on at this stockholders’ meeting.

III. Required information: this section provides information that is required by law to be included in the Company’s Proxy Statement, which has not been included in Sections I and II.

SECTION I

QUESTIONS AND ANSWERS

What am I voting on?

At the Annual Meeting, our stockholders will be voting on the following proposals:

a. the election of three directors (Donald B. Murray, A. Robert Pisano and Thomas D. Christopoul) to our Board of Directors;

b. the amendment of the Resources Connection, Inc. 2004 Performance Incentive Plan to increase the number of shares available for award grants by 1,500,000 shares;

c. the ratification of the appointment of the Company’s independent registered public accounting firm for fiscal year 2007; and

d. any other business properly raised at the meeting.

How does the Board of Directors recommend I vote on each of the proposals?

Our Board of Directors recommends you vote FOR each of the proposals, as outlined in Section II of this Proxy Statement.

Who can attend the Annual Meeting?

All stockholders as of September 5, 2006 can attend the Annual Meeting. If your shares are held through a broker and you would like to attend, please either (1) write Kate W. Duchene, our Chief Legal Officer, at 695 Town Center Drive, Suite 600, Costa Mesa, California 92626; or (2) bring to the meeting a copy of your brokerage account statement or an omnibus proxy (which you can obtain from your broker).

Who is entitled to vote at the meeting?

Stockholders of record as of the close of business on September 5, 2006, which is known as the record date, are entitled to vote.

How do I vote?

You can vote on matters that properly come before the meeting in one of four ways: by mail, via the Internet, by telephone or in person at the meeting.

You are eligible to vote your shares electronically over the Internet or by telephone. This year we have retained ADP to serve as our proxy administrator. This program provides eligible stockholders who receive a paper copy of this Proxy Statement the opportunity to vote over the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form will provide instructions for such alternative methods of voting. You do this by following the instructions on the voting form. If you vote your proxy via the Internet or by telephone, you do NOT have to return your proxy card by mail.

If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card. Sign and date each proxy card you receive and return it in the postage-paid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR each of the Company’s proposals.

You have the right to revoke your proxy at any time before your shares are actually voted at the Annual Meeting by:

•	notifying our corporate secretary (Stephen J. Giusto) in writing;

•	signing and returning a later-dated proxy card; or

•	voting in person at the Annual Meeting.

How will voting on any other business be conducted?

Other than the proposals described in Section II of this Proxy Statement, we know of no other business to be considered at the Annual Meeting. However, if any other matters are properly presented at the meeting, your signed proxy card authorizes Stephen J. Giusto and Karen M. Ferguson, our Chief Financial Officer and Executive Vice President, respectively, to vote on those matters according to their best judgment.

Who will count the vote?

Representatives of ADP, the independent inspector of election, will count the vote.

Who will bear the cost of soliciting votes?

The solicitation of proxies will be conducted by mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials to beneficial owners of the Company’s common stock. The Company may conduct further solicitation personally, telephonically, through the Internet or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. The Company may generate other expenses in connection with the solicitation of proxies.

What does it mean if I receive more than one proxy card?

It probably means your shares are registered differently and are in more than one account. Please sign and return each proxy card, or otherwise electronically respond to each as set forth in the voting instructions on each proxy card, to ensure that all your shares are voted.

How many shares can vote?

As of the record date, 49,478,565 shares of our common stock were issued and outstanding. Holders of our common stock as of the record date are entitled to one vote per share for each proposal before the meeting.

What is the voting requirement for each of the above matters?

A plurality of the shares of common stock voted in person or by proxy is required to elect the nominees for directors. A plurality means that the three nominees receiving the largest number of votes cast will be elected. Each stockholder will be entitled to vote the number of shares of common stock held as of the record date by that stockholder for each director position to be filled. Stockholders will not be allowed to cumulate their votes in the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

For each of the other matters, approval will require the affirmative vote of stockholders holding a majority of those shares present or represented at the meeting and entitled to vote on the matter.

What constitutes a quorum?

A quorum is a majority of the voting power of the shares entitled to vote at the Annual Meeting. Because there were 49,478,565 eligible votes as of the record date, we will need at least 24,739,283 votes present in person or by proxy at the Annual Meeting for a quorum to exist.

What happens if my shares are held by a broker or nominee?

If you are the beneficial owner of shares held in “street name” by a broker or nominee, the broker or nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker or nominee, that person will nevertheless be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as broker non-votes).

How will “broker non-votes” and abstentions be treated?

“Broker non-votes” are shares held by brokers or nominees for which the broker or nominee lacks discretionary power to vote and never received specific voting instructions from the beneficial owner of the shares. Broker non-votes are counted for purposes of calculating a quorum. However, when the broker or nominee notes on the proxy card that it lacks discretionary authority to vote shares on a particular proposal, those shares will not count as votes for or votes withheld for that particular proposal. A properly executed proxy marked “ABSTAIN” with respect to a proposal will not be voted, although it will be counted for purposes of determining whether a quorum is present.

When must notice of business to be brought before an annual meeting be given and when are stockholder proposals due for the 2007 Annual Meeting?

Advance Notice Procedures. Under our bylaws, business may be brought before an annual meeting if it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the discretion of our Board of Directors or by a stockholder entitled to vote who has delivered notice to our corporate secretary (containing certain information specified in our bylaws) not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting (for next year’s annual meeting, no earlier than June 21, 2007 and no later than July 21, 2007). These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in next year’s proxy statement.

Stockholder Proposals for the 2007 Annual Meeting. If you are submitting a proposal to be included in next year’s proxy statement, you may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by our corporate secretary at our executive offices no later than May 15, 2007.

How do I obtain a copy of the Annual Report on Form 10-K that Resources Connection filed with the SEC?

A copy of the Company’s most recent Annual Report has been included with this proxy material. If you desire another copy of our Annual Report or Form 10-K, we will provide one to you free of charge upon your written request to our Investor Relations Department at 695 Town Center Drive, Suite 600, Costa Mesa, California 92626, or from our Investor Relations website at “http://ir.resourcesglobal.com”.

The Company’s fiscal year consists of 52 or 53 weeks, ending on the last Saturday in May in each year. For convenience, all references herein to years or periods are to years or periods ended May 31. The fiscal years ended May 31, 2005 and May 31, 2006 consisted of 52 weeks.

SECTION II

PROXY PROPOSALS

A. ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine directors. Our Amended and Restated Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors, each serving staggered three-year terms. At the Annual Meeting, three directors will be elected, each serving a term of three years expiring at our 2009 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified. Each of the nominees, Donald B. Murray, A. Robert Pisano and Thomas D. Christopoul, is presently a member of our Board of Directors. Mr. Murray and Mr. Pisano were previously elected at the 2003 annual meeting. The Board of Directors, acting upon the recommendation of the Corporate Governance, Nominating and Compensation Committee, elected Mr. Christopoul to the Board in January 2006 to fill the seat vacated by Mr. Gerald Rosenfeld. The Board of Directors, acting upon the recommendation of the Corporate Governance, Nominating and Compensation Committee, recommends that the stockholders vote in favor of the election of the nominees named in this Proxy Statement to serve as members of our Board of Directors. (See “Nominees” below).

The six directors whose terms of office do not expire in 2006 are expected to continue to serve after the Annual Meeting until such time as their respective terms of office expire or their successors are duly elected and qualified. (See “Other Directors” below).

If at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the persons named as proxies on the proxy card will vote for such substitute nominee or nominees as our Board of Directors recommends, or vote to allow the resulting vacancy to remain open until filled by our Board of Directors, as our Board of Directors recommends. Each of the nominees has consented to serve if elected.

Following is biographical information about each nominee and each director.

Nominees

The individuals standing for election are:

Donald B. Murray, age 59, co-founded Resources Connection in June 1996 and served as our Managing Director from inception until April 1999. Mr. Murray has served as our Chairman, Chief Executive Officer and President and as one of our directors since the management buyout in April 1999. Prior to founding Resources Connection, Mr. Murray was Partner-In-Charge of Accounting and Assurance Services for the Orange County, California office of Deloitte & Touche LLP, a professional services firm, from 1988 to 1996. From 1984 to 1987, Mr. Murray was the Partner-In-Charge of the Woodland Hills office of Touche Ross & Co., a predecessor firm to Deloitte & Touche LLP, a professional services firm, an office he founded in 1984. Mr. Murray was admitted to the Deloitte & Touche partnership in 1983.

A. Robert Pisano, age 63, is a director of Resources Connection, a position he has held since November 2002. Mr. Pisano is currently the President and Chief Operating Officer of the Motion Picture Association of America. He served as the National Executive Director and Chief Executive Officer of the Screen Actors Guild, from September 2001 to April 2005. From August 1993 to August 2001, he was Executive Vice President, then Vice Chairman and Consultant to Metro-Goldwyn-Mayer, Inc. (“MGM”). Prior to joining MGM, Mr. Pisano was Executive Vice President of Paramount Pictures from May 1985 to June 1991, serving as General Counsel and a member of the Office of the Chairman. From 1969 to 1985, Mr. Pisano was an associate and then a partner with the law firm O’Melveny & Myers LLP. Mr. Pisano is also a director of the FPA Group of Funds, where he serves on the Audit Committee.

Thomas D. Christopoul, age 42, is a director of Resources Connection, a position he has held since January 2006. He is currently president of Somerset Shore Associates, Inc., an independent investment company. Prior to

October 2005, he was the chief executive officer and chairman of Cendant Corporation’s Marketing Services Division. While at Cendant, Mr. Christopoul also held a number of senior positions, including the position of senior executive vice president and chief administrative officer. During his more than 10 years with Cendant, he led worldwide human resources and operations initiatives as well as overseeing a broad array of corporate staff functions on a global basis.

The Board of Directors unanimously recommends that stockholders vote FOR each of the nominees set forth above.

Other Directors

The following persons represent the members of our Board of Directors whose terms of office do not expire until after the Annual Meeting and who are therefore not standing for re-election at the Annual Meeting:

Karen M. Ferguson, age 42, co-founded Resources Connection in June 1996. From inception to August 1998, Ms. Ferguson served as Managing Director of our Northern California practice. She currently serves as the Regional Managing Director of our East Coast practice offices and as an Executive Vice President, positions she has held since May 2001 and April 1999, respectively. Ms. Ferguson has been a director of Resources Connection since April 1999. Prior to joining us, Ms. Ferguson was a director with Accounting Solutions, a regional Northern California contract project-based firm, from 1994 to 1995. From 1985 to 1994, Ms. Ferguson was in the San Francisco office of Deloitte & Touche LLP, a professional services firm, most recently as a Senior Manager. Ms. Ferguson’s term of office as one of our directors expires at the Annual Meeting in 2007.

Neil Dimick, age 56, is a director of Resources Connection, a position he has held since November 2003. Prior to joining the Board, Mr. Dimick served as Executive Vice President and Chief Financial Officer of AmerisourceBergen Corporation from August 2001 to May 2002. He served as Senior Executive Vice President and Chief Financial Officer of Bergen Brunswig Corporation, as well as a director and a member of the board’s finance, investment and retirement committees, for more than five years prior to its merger with AmeriSource Health in 2001. Mr. Dimick began his professional career as a corporate auditor with Deloitte & Touche LLP, a professional services firm. He was a partner with the firm for eight years and served for four years as the National Director of the firm’s Real Estate Industry Division. Mr. Dimick currently also serves on the Board of Directors of Emdeon Corporation, where he serves as a member of the Governance and Nominating Committee; WebMD (an approximately 90% owned subsidiary of Emdeon Corporation), where he serves as a member of the Audit and Nominating Committees; Thoratec Corporation, where he serves as a member of the Audit Committee; Mylan Laboratories, Inc., where he serves as a member of the Audit and Finance Committees; and Alliance Imaging, Inc., where he serves on the Audit Committee. Mr. Dimick’s term of office as one of our directors expires at the Annual Meeting in 2007.

Julie Hill, age 60, is a director of Resources Connection, a position she has held since January 2004. Ms. Hill served as the founder, president and Chief Executive Officer of Hiram-Hill Development Co. from 1998 through 2001. From 1989 to 1998, Ms. Hill was Chairperson, President and Chief Executive Officer of Costain Homes, a U.S. subsidiary of a London, United Kingdom-based publicly traded international engineering, construction and real estate group. Ms. Hill currently serves on the Board of Directors of Wellpoint Inc., where she is a member of the Planning Committee, as well as a member and past Chair of the Governance and Nominating Committee, and a past member of the Audit Committee. She is a member of the Board of Directors of Lord Abbett Family of Funds, where she serves as a member of the Audit Committee and Nominating Committee. She is also currently a member of the Board of Directors of Holcim (US), where she serves as a member of the Compensation Committee, as well as a member of the Board of Directors of Lend Lease, an Australian entity, where she serves as a member of the Nominating Committee. Ms. Hill’s term of office as one of our directors expires at the Annual Meeting in 2007.

Stephen J. Giusto, age 44, co-founded Resources Connection in June 1996 and served as our National Director of Operations from inception until April 1999. Mr. Giusto has served as our Chief Financial Officer,

Executive Vice President of Corporate Development and Secretary since April 1999. Mr. Giusto has been a director of Resources Connection since April 1999. Prior to founding Resources Connection, Mr. Giusto was in the Orange County, California real estate practice of Deloitte & Touche LLP, a professional services firm, from 1992 to 1996. He also previously served for two years in the Deloitte & Touche LLP national office in the Office of the Managing Partner. From 1985 through 1990, Mr. Giusto was with the Deloitte & Touche LLP Orange County, California office. Mr. Giusto was admitted to the Deloitte & Touche LLP partnership in 1996. Mr. Giusto’s term of office as one of our directors expires at the Annual Meeting in 2008.

Jolene Sykes Sarkis, age 56, is a director of Resources Connection, a position which she has held since April 2002. Mrs. Sarkis is currently an outside consultant to the Fortune Magazine group as well as several private businesses in the Boston area. Mrs. Sarkis held various positions of responsibility for Time Inc. from 1985 to 2001 in sales and marketing, primarily for Time Inc.’s leading publications which include Time, People, Sports Illustrated, Fortune and Money. Mrs. Sarkis served as publisher of Fortune from 1996 to 2001 and additionally as president of Fortune from 1999 to 2001. Mrs. Sarkis’ term of office as one of our directors expires at the Annual Meeting in 2008.

Robert F. Kistinger, age 53, is a director of Resources Connection, having been elected to the Board in August 2006. He is currently President and Chief Operating Officer of the Fresh Group of Chiquita Brands International, Inc. Mr. Kistinger began his career at Chiquita more than 25 years ago and has held a series of accounting, financial analysis and strategic planning roles. Prior to joining Chiquita, Mr. Kistinger was with the accounting firm of Arthur Young and is a member of the American Institute of Public Accountants. Mr. Kistinger also serves on the Board of Directors of the United Fresh Fruit & Vegetable Association and the Cincinnati Museum Center and is a member of the board of executive advisors at the Williams College of Business at Xavier University. Mr. Kistinger’s term of office as one of our directors expires at the Annual Meeting in 2008.

B. PROPOSAL TO AMEND THE RESOURCES CONNECTION, INC. 2004 PERFORMANCE INCENTIVE PLAN

General

At the Annual Meeting, stockholders will be asked to approve the following amendment to the Resources Connection, Inc. 2004 Performance Incentive Plan (the “2004 Plan”), which was adopted by the Board of Directors, subject to stockholder approval, on August 3, 2006. Specifically, the proposed amendment would increase the number of shares of the Company’s common stock available for award grants under the 2004 Plan by an additional 1,500,000 shares. This is the only amendment to the 2004 Plan stockholders are being asked to approve; however, as required, the Company has provided below a summary of the 2004 Plan provisions.

As of August 31, 2006, a total of 3,432,778 shares of the Company’s common stock were then subject to outstanding awards granted under the 2004 Plan, and an additional 1,427,026 shares of the Company’s common stock were then available for new award grants under the 2004 Plan. The Board of Directors approved the request for replenishment of the 2004 Plan based, in part, on a belief that the number of shares currently available under the 2004 Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives to new and existing employees. In building an employee population whose interests are aligned with our stockholders, equity awards are an integral component of the Company’s compensation philosophy. We will continue to have the authority to grant awards under the 2004 Plan share limits, if stockholders do not approve the proposed 2004 Plan amendment.

Currently, no new awards may be granted under any equity compensation plan maintained by us other than the 2004 Plan and our 1998 Employee Stock Purchase Plan (the “1998 Plan”). Our ability to grant new awards under the 1998 Plan will terminate if stockholders approve the 2004 Plan proposal. The termination of our grant authority under the 1998 Plan will not, however, affect awards then outstanding under the 1998 Plan.

The Company continues to believe that broad-based equity awards are important to achieving team-based results because they help to focus employees on the objective of creating incremental value in the entire

Company, not just in one location or for any individual. Stock-based plans like the 2004 Plan are vital to achieving the Company’s goal to attract, retain and motivate employees with talent, integrity, enthusiasm and loyalty. The Company historically has awarded options to a broad-based employee group; a practice that aligns the financial goals of employees and stockholders alike. We believe our approach to equity compensation is accomplishing its objective as evidenced by the fact that of the 8.8 million options outstanding and unexercised under our stock-based plans, approximately 3.3 million of them are vested and in the money as of August 31, 2006.

In its last request for stockholder approval of the 2004 Plan, in the 2004 Proxy Statement, the Company stated its intention to limit annual dilution from new option grants to four percent of the outstanding common stock of the Company. The Company met that commitment in both fiscal year 2005 and fiscal year 2006, using award guidelines put in place by the Board of Directors in 2004. It is the Company’s intent to continue to limit the potential annual dilution from new option grants to a maximum of four percent of the outstanding common stock of the Company, although the Company reserves discretion to exceed that limit should special circumstances (such as an acquisition or reorganization) arise in which the Company determines that additional awards are in the best interests of stockholders.

Following is a summary description of the 2004 Plan provisions which are repeated below for informational purposes. Other than the request for additional shares, the Company is not requesting the stockholders consider any other change to the 2004 Plan.

Summary Description of the 2004 Performance Incentive Plan

The principal terms of the 2004 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2004 Plan, as proposed to be amended, which has been filed as Annex A to the copy of this Proxy Statement that was filed electronically with the Securities and Exchange Commission and can be reviewed on the Securities and Exchange Commission’s website at http://www.sec.gov. You may also obtain, free of charge, a copy of the 2004 Plan by writing to Investor Relations, Resources Connection, Inc., 695 Town Center Drive, Suite 600, Costa Mesa, California 92626.

Purpose. The purpose of the 2004 Plan is to promote the success of the Company and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards and incentives for improved financial performance of the Company. Equity-based awards are also intended to further align the interests of award recipients and our stockholders. We are a people-based business whose value is created by our client-service delivery and intellectual capital within the organization.

Administration. Our Board of Directors or one or more committees appointed by our Board of Directors will administer the 2004 Plan. Our Board of Directors has delegated general administrative authority for the 2004 Plan to the Corporate Governance, Nominating and Compensation Committee. A committee may delegate some or all of its authority with respect to the 2004 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company. (The appropriate acting body, be it the Board of Directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator”).

The Administrator has authority subject to the terms and conditions of the 2004 Plan with respect to award grants including, without limitation, the authority:

•	to select participants and determine the type(s) of award(s) that they are to receive;

•	to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

•	to determine the vesting schedule for the awards, which historically have included multi-year vesting provisions;

•	to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate, any or all outstanding awards, subject to any required consents;

•	to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

•	subject to the other provisions of the 2004 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

•	to allow the purchase price of an award or shares of the Company’s common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice in third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

No Repricing. In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by stockholders) will any adjustment be made to a stock option under the 2004 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise price of the award.

Eligibility. Persons eligible to receive awards under the 2004 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. Approximately 415 officers and employees of the Company and its subsidiaries (including all of the Company’s named executive officers), and each of the Company’s six non-employee directors, are considered eligible under the 2004 Plan at the present time.

Authorized Shares; Limits on Awards. The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2004 Plan equals the sum of: (1) 4,000,000 shares (after giving effect to the Company’s two-for-one stock split in March 2005), plus (2) the number of shares available for award grant purposes under the Company’s 1999 Long-Term Incentive Plan (the “1999 Plan”) as of October 15, 2004, plus (3) the number of any shares subject to stock options granted under the 1999 Plan and outstanding as of October 15, 2004 which expire, or for any reason are cancelled or terminated, after that date without being exercised. As of August 31, 2006, approximately 5,400,343 shares were subject to stock options outstanding under the 1999 Plan. If stockholders approve the proposed 2004 Plan amendment, the number of shares available for award grant purposes under the 2004 Plan will be increased by an additional 1,500,000 shares.

Shares issued in respect of any “full-value award” granted under the 2004 Plan will be counted against the share limit described in the preceding paragraph as two shares for every one share actually issued in connection with the award. For example, if a stock bonus of 100 shares of the Company’s common stock were granted under the 2004 Plan, 200 shares would be deducted from 2004 Plan’s share limit with respect to that stock bonus award. For this purpose, a “full-value award” is any award granted under the 2004 Plan other than a stock option with a per share exercise price at least equal to the fair market value of a share of the Company’s common stock at the time of grant of the award.

The following other limits are also contained in the 2004 Plan (in each case, as adjusted to reflect the Company’s two-for-one stock split in March 2005):

•	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 4,000,000 shares.

•	The maximum number of shares subject to those options that are granted during any calendar year to any individual under the plan is 400,000 shares.

•	The maximum number of shares subject to all awards that are granted during any calendar year to any individual under the plan is 400,000 shares. This limit does not apply, however, to shares delivered in respect of compensation earned but deferred.

•	The maximum number of shares that may be delivered pursuant to awards granted to non-employee directors under the plan is 500,000 shares. This limit does not apply, however, to shares delivered in respect of compensation earned but deferred.

•	“Performance-Based Awards” under Section 5.2 of the 2004 Plan payable only in cash and not related to shares and granted to a participant in any one calendar year will not provide for payment of more than $1,500,000.

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2004 Plan. In the event that shares are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2004 Plan. To the extent that shares are delivered pursuant to the exercise of a stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2004 Plan will again be available for subsequent awards under the 2004 Plan. Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of an award granted under the 2004 Plan or the 1999 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award under either of these plans, will not be available for subsequent awards under the 2004 Plan. In addition, the 2004 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2004 Plan. The Company may not increase the applicable share limits of the 2004 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

Types of Awards. The 2004 Plan authorizes stock options, restricted stock, stock bonuses and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as cash bonus awards pursuant to Section 5.2 of the 2004 Plan. The 2004 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

A stock option is the right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2004 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2004 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.

The per share exercise price of an option may, however, be less than the fair market value of a share of the Company’s common stock on the date of grant in the case of (1) options granted retroactively in tandem with or as a substitution for another award, or (2) if the option will be counted against the plan’s share limit as two shares for every one share actually issued in connection with the option as described above.

The other types of awards that may be granted under the 2004 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, dividend equivalents, or similar rights to purchase or acquire shares, and cash awards granted consistent with Section 5.2 of the 2004 Plan as described below.

Performance-Based Awards. The Administrator may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the U.S. Internal Revenue Code (“Performance-Based Awards”). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2004 Plan (including options which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities.

The vesting or payment of Performance-Based Awards (other than options) will depend on the absolute or relative performance of the Company on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines under the U.S. Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Administrator may use for this purpose will include one or more of the following: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, or any combination thereof. The performance measurement period with respect to an award may range from three months to ten years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading “Authorized Shares; Limits on Awards” above). Before any Performance-Based Award (other than an option) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

Deferrals. The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

Acceleration of Awards; Possible Early Termination of Awards. Generally, and subject to limited exceptions set forth in the 2004 Plan, if any person acquires more than 50% of the outstanding common stock or combined voting power of the Company, if certain changes in a majority of our Board of Directors occur over a period of not longer than two years, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the Company’s assets or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries, or if the Company is dissolved or liquidated, then awards then-outstanding under the 2004 Plan may become fully vested or paid, as applicable, and may terminate or be terminated in such circumstances. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2004 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

Transfer Restrictions. Subject to certain exceptions contained in Section 5.7 of the 2004 Plan, awards under the 2004 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws.

Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2004 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

No Limit on Other Authority. The 2004 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Termination of or Changes to the 2004 Plan. The Board of Directors may amend or terminate the 2004 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the U.S. Internal Revenue Code to preserve the intended tax consequences of the plan. For example, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2004 Plan. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval.) Unless terminated earlier by the Board of Directors, the authority to grant new awards under the 2004 Plan will terminate on September 2, 2014. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards under the 2004 Plan

The U.S. federal income tax consequences of the 2004 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2004 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

With respect to nonqualified stock options, the Company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2004 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2004 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) of the U.S. Internal Revenue Code may not be permitted to be deducted by the Company in certain circumstances.

Specific Benefits under the 2004 Performance Incentive Plan

The Company has not approved any awards that are conditioned upon stockholder approval of the 2004 Plan proposal. The Company is not currently considering any other specific award grants under the 2004 Plan. The number, amount and type of awards to be received by or allocated to eligible persons in the future under the 2004 Plan cannot be determined at this time. If the amendment reflected in this 2004 Plan proposal had been in effect in fiscal 2006, we expect that our award grants for fiscal 2006 would not have been substantially different from those actually made in that year under the 2004 Plan. For information regarding stock-based awards granted to the Company’s named executive officers during fiscal 2006, see the material under the heading “Executive Compensation” below. The closing market price for a share of the Company’s common stock as of August 31, 2006 was $24.40 per share.

AGGREGATE PAST GRANTS UNDER THE 2004 PLAN

As of August 31, 2006, awards covering 3,720,508 shares of the Company’s common stock had been granted under the 2004 Plan. The following table shows information regarding the distribution of those awards among the persons and groups identified below, option exercises and restricted stock vesting prior to and option and unvested restricted stock holdings as of that date.

	STOCK OPTIONS				RESTRICTED STOCK
	Number of Shares Subject to Past Option Grants	Number of Shares Acquired On Exercise	Number of Shares Underlying Options as of August 31, 2006		Number of Shares Subject to Past Award Grants	Number of Shares Vested as of August 31, 2006	Number of Shares Outstanding and Unvested as of August 31, 2006
Name and Position			Exercisable	Unexercisable
Named Executive Officers:

Donald B. Murray Chief Executive Officer	150,000	0	18,750	131,250	0	0	0

Stephen J. Giusto Chief Financial Officer	50,000	0	6,250	43,750	0	0	0

Karen M. Ferguson Executive Vice President	50,000	0	6,250	43,750	0	0	0

Kate W. Duchene Executive Vice President of Human Relations and Chief Legal Officer	50,000	0	6,250	43,750	0	0	0

Anthony Cherbak Executive Vice President of Operations	25,000	0	6,250	18,750	25,000	5,000	20,000

Total for All Executive Officers (including the Named Executive Officers identified above):	325,000	0	43,750	281,250	25,000	5,000	20,000

Non-Executive Director Group:	63,467	0	13,967	39,000	0	0	0

Each other person who has received 5% or more of the options, warrants or rights under the 2004 Plan	—	—	—	—	—	—	—

All employees, including all current officers who are not executive officers or directors, as a group	3,307,041	27,300	321,933	2,732,878	0	0	0

Total	3,695,508	27,300	379,650	3,053,128	25,000	5,000	20,000

EQUITY COMPENSATION PLAN INFORMATION

The Company currently maintains four equity compensation plans: the 2004 Plan, the 1999 Plan, the Resources Connection, Inc. Employee Stock Purchase Plan (the “ESPP”) and the Resources Connection, Inc. 1998 Employee Stock Purchase Plan (the “1998 Plan”). These plans have each been approved by the Company’s stockholders.

The following table sets forth, for each of the Company’s equity compensation plans, the number of shares of common stock subject to outstanding options, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of May 31, 2006.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options		Weighted-average exercise price of outstanding options	Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by stockholders	8,872,697	[1,2]	$17.52	3,402,224	[1,2]
Equity compensation plans not approved by stockholders	—		—	—
Total	8,872,697		$17.52	3,402,224

[1]	This number of shares is presented before giving effect to the purchase of shares under the ESPP for the purchase period that ended June 30, 2006. The number of shares that were purchased under the ESPP on that date was 119,055.
[2]	Of the aggregate number of shares that remained available for future issuance, 1,507,776 were available under the 2004 Plan, 309,538 were available under the 1998 Plan, and 1,584,910 were available under the ESPP. The Company’s authority to grant new awards under the 1999 Plan has terminated, and, if stockholders approve the 2004 Plan proposal, the Company’s authority to grant new awards under the 1998 Plan will also terminate. All of the shares available under the 2004 Plan may be used for any form of award authorized under the 2004 Plan including options, restricted stock, stock bonuses, and performance shares. This table does not reflect the 1,500,000 additional shares that will be available under the 2004 Plan if stockholders approve the 2004 Plan proposal.

Board Recommendation

The Board of Directors believes that the proposed amendment to the 2004 Plan will promote the interests of the Company and its stockholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to our success.

All members of the Board of Directors are eligible for awards under the 2004 Plan and thus have a personal interest in the approval of the 2004 Plan proposal.

The Board of Directors unanimously recommends a vote FOR approval of the proposed amendment to the 2004 Performance Incentive Plan.

C. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2007

The Audit Committee of the Board of Directors has appointed the accounting firm of PricewaterhouseCoopers LLP as independent registered public accounting firm to conduct the annual audit of Resources Connection’s financial statements for fiscal year 2007. This matter is nevertheless being submitted to the stockholders to afford them the opportunity to express their views. If this proposal is not approved at the Annual Meeting by the affirmative vote of holders of a majority of the outstanding shares voted in person or by proxy at the meeting, the Audit Committee intends to reconsider its appointment of PricewaterhouseCoopers LLP as its independent registered public accounting firm.

A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer any questions concerning the independent registered public accounting firm’s areas of responsibility, and will have an opportunity to make a statement if he or she desires to do so.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP.

III. REQUIRED INFORMATION

Executive Officers

The following table sets forth information about our executive officers as of July 31, 2006. Each of our executive officers serves at the pleasure of the Board of Directors:

Name	Age	Position
Donald B. Murray	59	Chairman of the Board of Directors, Chief Executive Officer, President and Director
Stephen J. Giusto	43	Chief Financial Officer, Executive Vice President of Corporate Development, Secretary and Director
Karen M. Ferguson	42	Executive Vice President and Director
Kate W. Duchene	43	Chief Legal Officer, Executive Vice President of Human Relations and Assistant Secretary
Anthony Cherbak	52	Executive Vice President of Operations

Kate W. Duchene. Ms. Duchene is our Chief Legal Officer, a position she has held since December 1999. Ms. Duchene is also our Assistant Secretary and Executive Vice President of Human Relations, positions she has held since August 2000. Prior to joining Resources Connection, Ms. Duchene practiced law with O’Melveny & Myers LLP, a law firm, in Los Angeles, California, specializing in labor and employment matters. Ms. Duchene was with O’Melveny & Myers LLP from October 1990 through December 1999, most recently as a Special Counsel.

Anthony Cherbak. Mr. Cherbak was named to the newly-created position of Executive Vice President of Operations, effective July 11, 2005. He joined the company from Deloitte & Touche LLP, a professional services firm, where he spent the majority of his career as an audit partner in the Orange County, California office. While with Deloitte & Touche LLP, Mr. Cherbak led the firm’s consumer business practice for its Pacific Southwest region, and most recently served as the partner in charge of the Orange County audit practice. In 1996, Mr. Cherbak took a position as Chief Financial Officer of the apparel company Mossimo, Inc., before rejoining Deloitte in mid 1997.

For information about executive officers Donald B. Murray, Stephen J. Giusto and Karen M. Ferguson, see descriptions above under “Nominees” and “Other Directors” in Section II above.

DIRECTOR MEETINGS AND COMMITTEES

Attendance at Meetings

Our Board of Directors met in person or conducted telephonic meetings a total of four times during fiscal year 2006. During that same period, the Board acted four times by unanimous written consent independent of the board meetings. The three directors nominated for reelection in this proxy statement, Donald B. Murray, A. Robert Pisano and Thomas D. Christopoul, each attended 100% of (1) all Board meetings and executive sessions held during fiscal year 2006, and (2) all meetings held by committees on which he served during such period. All remaining directors attended at least 75% of (1) all Board meetings and executive sessions held during fiscal year 2006, and (2) all meetings held by committees on which each such director served during such period, with the exception of Julie Hill, who attended 65% of all such meetings. The Company’s policy is that directors should make themselves available to attend the Company’s Annual Meeting of Stockholders.

Committees of the Board of Directors

Prior to our becoming a public company, our Board of Directors established two standing committees: a Compensation Committee and an Audit Committee. In 2002, the Board established a Nominating Committee as a third standing committee. In April 2003, the Board unanimously approved a restructuring of the committees and established two standing committees: a Corporate Governance, Nominating and Compensation Committee and

an Audit Committee, each composed entirely of directors who are not officers or employees of Resources Connection. Each committee of the Board is comprised entirely of individual directors who meet the independence requirements of the NASDAQ rules. As part of the restructuring, the Board of Directors also created a Lead Director role to serve as a representative for the independent directors regarding the communication and resolution of any emergency situation or any conflict with the management of the Company. In this role, the Lead Director also chairs the regular executive sessions of the Board of Directors, which are only attended by independent directors. In fiscal year 2004, the Board appointed A. Robert Pisano to serve as the Lead Director. Mr. Pisano was subsequently reappointed to this Lead Director position for fiscal years 2005, 2006 and 2007.

The Board of Directors annually reviews and approves the charter of each of the committees. The Audit Committee and the Corporate Governance, Nominating and Compensation Committee charters were amended and restated on August 3, 2006, and copies of the amended and restated charters are attached hereto as Exhibit A and Exhibit B, respectively. The charters of the Corporate Governance, Nominating and Compensation Committee, as well as the Charter of the Audit Committee, are available on the Company’s website at www.resourcesglobal.com.

Corporate Governance, Nominating and Compensation Committee

Through January 2006, the Corporate Governance, Nominating and Compensation Committee (the “Committee”) of our Board of Directors was comprised of five non-employee directors, Mesdames Hill and Sarkis and Mr. Pisano, Mr. Gerald Rosenfeld and Mr. John Shaw, all of whom meet (or, in the case of Messrs. Rosenfeld and Shaw, throughout their time as members of the Committee, met) the independence criteria of the NASDAQ rules. Mr. Rosenfeld resigned in January 2006. Mr. Shaw served as the Chairperson of the Committee until his resignation in April 2006. Mr. Pisano then assumed Mr. Shaw’s duties as Chairperson of the Committee, which is presently comprised of Mesdames Hill and Sarkis in addition to Mr. Pisano. This Committee of the Board met four times in person and twice by telephone during our 2006 fiscal year.

The Board of Directors has affirmatively determined that each of Julie Hill, A. Robert Pisano, and Jolene Sykes Sarkis is independent under the Board’s independence criteria and the NASDAQ Marketplace Rules.

Governance Committee Duties. The Committee is responsible for overseeing the corporate governance principles applicable to the Company, including the Company’s Code of Business Conduct and Ethics (the “Code”), which is approved by the entire Board of Directors annually. A copy of the Code is available on the Company’s website at www.resourcesglobal.com. The Committee annually reviews the Company’s compliance with the NASDAQ Marketplace Rules and reports the conclusions of such review to the Board.

Nominating Committee Duties. The Committee is responsible for overseeing the process of nominating individuals to stand for election or re-election as directors. In doing so, the Committee reviews and makes recommendations to the Board with respect to the composition of the Board, tenure of Board members, and skills and attributes for new directors. While the Committee normally is able to identify from its own resources an ample number of qualified candidates, it will consider stockholder suggestions of persons to be considered as nominees. Such suggestions must be sent in writing to the corporate secretary at the Company’s address and must be accompanied by detailed biographical and occupational data on the prospective nominee, along with a written consent of the prospective nominee to consideration of his or her name by the Committee. Any director candidates recommended by the Company’s stockholders will be given consideration by the Committee, consistent with the process used for all candidates and in accordance with the Company’s policy regarding such recommendations. The Company’s bylaws include additional requirements regarding nominations of persons at a stockholders’ meeting other than by the Board of Directors. See “Questions & Answers—When must notice of business to be brought before an annual meeting be given and when are stockholder proposals due for the 2007 Annual Meeting?”

The Committee’s process for identifying and evaluating director candidates is as follows. The Committee has retained a professional search firm to assist the Committee in managing the overall process, including the identification of director candidates who meet certain criteria set from time to time by the Committee. All potential candidates, whether identified by the search firm, stockholders or Board members, are reviewed by the Committee, the Chairman and Chief Executive Officer and the Executive Vice President of Human Relations, and at times by the search firm. In the course of this review, some candidates are eliminated from further consideration because of conflicts of interest, unavailability to attend Board or Committee meetings or other relevant reasons. The Committee then decides which of the remaining candidates most closely match the established criteria, described in the subsequent paragraph, and are therefore deserving of further consideration. The Committee then discusses these candidates, decides which of them, if any, should be pursued, gathers additional information if desired, conducts interviews and decides whether to recommend one or more candidates to the Board of Directors for nomination. The Board discusses the Committee’s recommended candidates, decides if any additional interviews or further background information is desirable and, if not, decides whether to nominate one or more candidates. Those nominees are named in the proxy statement for election by the stockholders at the Annual Meeting (or, if between Annual Meetings, the nominees may be elected by the Board itself).

In order to be recommended by the Committee, a candidate must meet the following minimum qualifications, as described in the Company’s Board of Directors Corporate Governance Guidelines: personal ability, integrity, intelligence, relevant business background, independence, expertise in areas of importance to the Company’s objectives, and a sensitivity to the Company’s corporate culture and responsibilities. In addition, the Committee from time to time looks for individuals with specific qualifications so that the Board as a whole may maintain an appropriate mix both of experience, background, expertise and skills and of age, gender, and ethnic and racial diversity. These specific qualifications may vary from one year to another, depending upon the composition of the Board at that time.

As referenced above, the Committee will consider individuals for nomination to stand for election as directors who are recommended to it in writing by any Resources Connection stockholder. Any stockholder wishing to recommend an individual as a nominee for election at the Annual Meeting of stockholders to be held in 2007 should send a signed letter of recommendation, to be received before May 15, 2007, to the following address: Resources Connection, Inc., 695 Town Center Drive, Suite 600, Costa Mesa, California 92626: Attn: Stephen J. Giusto, Secretary. Recommendation letters must state the reasons for the recommendation and contain the full name and address of each proposed nominee as well as brief biographical information setting forth past and present directorships, employments, occupations and civic activities. Any such recommendation should be accompanied by a written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, consenting to serve as a director.

Compensation Committee Duties. This Committee determines, approves and reports to the Board of Directors on all elements of compensation for our Chief Executive Officer. The Committee also is responsible for negotiating our employment agreement with our Chief Executive Officer (whose current employment agreement was negotiated in fiscal 2004 and has an initial term ending on March 31, 2009). The Committee also reviews and approves, in consultation with the Chief Executive Officer, all compensation components affecting the executive vice presidents, including establishing salaries and reviewing benefit programs and reviewing, approving, recommending and administering our broad-based incentive compensation and stock option and stock purchase plans.

The following report of the Corporate Governance, Nominating and Compensation Committee does not constitute soliciting material and should not be deemed “filed” with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

Corporate Governance, Nominating and Compensation Committee Report

To the Board of Directors of Resources Connection, Inc.:

We submit the following report in the fulfillment of our duties as independent directors of the Board responsible for the oversight of compensation programs for the executive officers of the Company.

Compensation Philosophy

Our philosophy in setting compensation policies for the senior executive group, which includes our Chief Executive Officer and the executive vice presidents, is to attract, motivate and retain high caliber talent while maximizing stockholder value over time. The Committee is responsible for the development and implementation of a total compensation package for the executive officers of the Company. The Committee strongly believes that executive compensation should be tied to corporate performance and increased stockholder value. The Committee has adopted the following guidelines in making its compensation decisions:

•	provide a fair and competitive total compensation package that enables us to attract and retain superior executive talent;

•	design compensation programs to further our yearly and long-term business objectives, including retaining our team oriented culture; and

•	include variable components in the compensation package that link executive financial reward to stockholder return.

Components of Executive Compensation

In this, our sixth year as a publicly-traded company, the Committee has continued to focus on the following three components in forming the total compensation package for the Company’s senior executive officers: base salary; annual incentive bonus; and long-term equity incentives. At this stage in the Company’s development, we do not believe it is desirable to change the fundamental elements of this compensation program. The executive group also participates in the same broad-based equity program as do the Company’s management and administrative employees.

Base Salary

Our Chief Executive Officer and three of our other executive officers have written employment agreements that establish such individuals’ respective base salaries. The Committee negotiated a new employment agreement with Mr. Murray during the 2004 fiscal year. Annually, the Committee reviews Mr. Murray’s base salary to determine if any merit-based or cost of living adjustments are appropriate. For the executive vice presidents, the Committee consults with the Chief Executive Officer to set annually each individual’s base salary. The Committee intends to compensate our senior executive officers, including our Chief Executive Officer, fairly and competitively within the relevant industry. In order to evaluate our competitive position in the professional services industry, the Committee, with the assistance of an independent compensation consulting firm, reviews and analyzes the compensation packages, both cash and equity, offered by other publicly-traded, professional services companies. We believe that this approach has allowed the Committee to compensate the senior executive group fairly and competitively by industry standards. As reflected in the Summary Compensation Table, Mr. Murray’s salary for fiscal year 2006 was $550,000. As discussed below, the Committee also emphasizes longer-term compensation incentives for these executives as it believes that these longer-term incentives help motivate the executives to better achieve corporate performance goals, thereby more directly contributing to stockholder value.

Annual Incentive Bonus

During fiscal year 2006, our senior executive officers were eligible for a target annual incentive bonus, calculated by the Committee as a percentage of each officer’s base salary, under the terms of our Executive Incentive Bonus Plan (the “Bonus Plan”). The Bonus Plan promotes a pay-for-performance philosophy by providing the executive group with direct cash incentives to achieve corporate financial goals. All senior executive officers were eligible for target bonuses ranging from 50 to 65 percent of their base salary, depending upon their positions. During fiscal year 2006, bonuses awarded under the Bonus Plan to the executive officers, including Mr. Murray, were calculated based on our achievement of certain financial performance metrics. The successful completion of these goals was measured objectively by the Committee. The Bonus Plan allowed for the incentive awards to increase if the Company exceeded certain, defined financial objectives. In the event that the Company did not meet targeted performance goals, the Bonus Plan allowed the Committee to grant only discretionary awards up to a fixed percentage of the executive officers’ base compensation. The financial metrics used to calculate the incentive bonuses are based on confidential information and are competitively sensitive as they are derived from our internal projections and business plan. Mr. Murray’s annual bonus of $595,550 reflects more than the targeted bonus amount, given that the Company’s actual performance as measured against the defined goals exceeded those goals. This bonus represented 52 percent of his total cash compensation. Elements of our financial performance for fiscal year 2006 that directly affected Mr. Murray’s bonus calculation (as well as the bonus calculation for the other officers) included achievement of revenue and net income goals for fiscal 2006.

Long-Term Incentives

The Committee may award stock options and other equity-based awards to the senior executive officers to enhance the link between executive pay and stockholder value. Awards are made pursuant to the Resources Connection, Inc. 2004 Performance Incentive Plan (the “2004 Plan”). The Committee is responsible for determining who should receive stock awards, when the grants should be made, and the terms and conditions of each award. The Committee considers grants of long-term incentive awards to executive officers during each fiscal year. Stock options have only been granted at an option exercise price set at fair market value of our common stock on the date of grant. As such, stock options have value only if the stock price appreciates following the date the options are granted. The stock awards reflected in the Summary Compensation Table are subject to multi-year vesting periods. This approach encourages the creation of stockholder value over the long term. The stock awards granted to the senior executive group in fiscal year 2006 were based on individual and corporate performance as determined by the Committee.

In fiscal 2006, Mr. Murray received options to purchase a total of 75,000 shares at an exercise price equal to the fair market value of the shares on the date of grant. The Committee strongly believes that equity ownership, including stock options, provides our executive officers substantial motivation to maximize long-term stockholder value.

Internal Revenue Code Section 162(m)

To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to Resources Connection and to the executives of various payments and benefits. Section 162(m) of the U.S. Internal Revenue Code denies deduction for certain compensation in excess of $1,000,000 paid to executive officers, unless certain performance, disclosure, stockholder approval and other requirements are met. Action will be taken to qualify most compensation approaches to ensure deductibility, except in those limited cases in which the Committee believes stockholder interests are best served by retaining flexibility. In such cases, the Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

Summary

The Compensation Committee believes that its executive compensation philosophy serves the best interests of Resources Connection and its stockholders. Executive compensation paid by Resources Connection is intended to be linked to, and consistent with, corporate performance, which the Committee believes will help align the interests of its executives with those of the stockholders.

THE CORPORATE GOVERNANCE,

NOMINATING AND COMPENSATION

COMMITTEE

A. Robert Pisano, Chairperson

Julie Hill

Jolene Sykes Sarkis

Audit Committee

The Audit Committee of our Board of Directors presently consists of four non-employee directors, Neil F. Dimick, Julie Hill, Thomas Christopoul and Robert Kistinger. Mr. Dimick serves as Chairperson. Mr. Christopoul joined the Committee following the resignation of former Committee member Gerald Rosenfeld and Mr. Kistinger was named to the Committee following his election to the Board in August 2006. The Board of Directors has affirmatively determined that none of the members of the Audit Committee has a material relationship with the Company and that each member qualifies as independent under the Board’s independence criteria, the SEC rules and the NASDAQ Marketplace Rules. Neil Dimick qualifies as the committee’s financial expert.

Our Audit Committee operates under a written charter adopted by our Board of Directors, which is required to be provided to stockholders every three years, unless amended earlier. The Audit Committee reviews our auditing, accounting, financial reporting and internal control functions and appoints and engages, on behalf of our Board of Directors, the company’s independent registered public accounting firm. The Audit Committee also reviews and approves the provision of services by our independent registered public accounting firm, PricewaterhouseCoopers LLP, as described under the caption “All Other Fees” below, to ensure such services are compatible with maintaining the independence of PricewaterhouseCoopers LLP. In discharging its duties, the Committee:

•	appoints, compensates, retains and oversees the work of the independent registered public accounting firm;

•	reviews and approves the scope of the annual audit and the independent registered public accounting firm’s fees;

•	meets independently with our internal finance staff, our independent registered public accounting firm and our senior management; and

•	consults with our independent registered public accounting firm with regard to the plan of audit, the results of the audit and the audit report and confers with the independent registered public accounting firm regarding the adequacy of internal accounting controls.

The members of our Audit Committee met eight times during our 2006 fiscal year.

Fees

PricewaterhouseCoopers’ charges for 2005 and 2006 were as follows:

	2006	2005
Audit Fees	$1,001,648	$1,168,209
Audit Related Fees	$0	$0
Tax Fees	$3,491	$0
All Other Fees	$0	$0

Audit Committee Policy Regarding Pre-Approval of Services of Independent Registered Public Accounting Firm

As set forth in the Charter, the Audit Committee has the sole authority to review in advance, and grant any appropriate pre-approval of, (i) all auditing services to be provided by the independent registered public accounting firm and (ii) all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Securities Exchange Act of 1934, and in connection therewith to approve all fees and other terms of engagement. Such pre-approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The pre-approval of non-auditing services can be delegated by the Audit Committee to one or more of its members, but the decision must be presented to the full Audit Committee at the next scheduled meeting. In fiscal 2006, all fees of PricewaterhouseCoopers LLP were pre-approved by the Audit Committee.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be available to respond to questions. They will be given an opportunity to make a statement if they desire to do so.

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

AUDIT COMMITTEE REPORT

To the Board of Directors of Resources Connection, Inc.:

As set forth in more detail in the Audit Committee charter, the Audit Committee’s primary responsibilities fall into three categories:

•	first, the Committee is responsible for monitoring the preparation of and reviewing the quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s outside independent registered public accounting firm regarding significant accounting and reporting matters;

•	second, the Committee is responsible for the appointment, compensation, retention and oversight of all of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting), as well as determining whether the outside registered public accounting firm is independent (based in part on the annual letter provided to the Company pursuant to Independent Standards Board Standard No. 1); and

•	third, the Committee oversees management’s implementation of effective systems of internal controls.

The Committee has reviewed and discussed with the Company’s management and its independent registered public accounting firm, PricewaterhouseCoopers LLP, the Company’s audited financial statements for the years ended May 31, 2004, 2005 and 2006, known as the Audited Financial Statements. Management advised the Committee that the Audited Financial Statements were prepared in accordance with generally accepted accounting principles. In addition, the Committee discussed with PricewaterhouseCoopers LLP the matters required by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

The Committee also has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independent Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and the Committee discussed with that firm its independence from the Company. The Committee also discussed with the Company’s management and PricewaterhouseCoopers LLP such other matters, and received such assurances from that firm, as the Committee deemed appropriate.

Management is responsible for the Company’s internal controls and the financial reporting process. PricewaterhouseCoopers LLP is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon.

Based on the foregoing review and discussions and a review of the report of PricewaterhouseCoopers LLP with respect to the Audited Financial Statements, and relying thereon, the Committee recommended to the Company’s Board of Directors the inclusion of the Audited Financial Statements in Resources Connection’s Annual Report on Form 10-K for the fiscal year ended May 31, 2006.

THE AUDIT COMMITTEE

Neil Dimick, Chairperson

Julie Hill

Thomas Christopoul

Communications with the Board

Communications that are intended specifically for non-management directors should be sent to the Company’s corporate headquarters at 695 Town Center Drive, Suite 600 Costa Mesa, CA 92626, addressed to the attention of the Chairperson of the Corporate Governance, Nominating and Compensation Committee or Chairperson of the Audit Committee and marked “confidential, intended for recipient’s review only”.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended, requires our executive officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. We are required to disclose any failure of these executive officers, directors and 10% stockholders to file these reports by the required deadlines. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no report on Form 5 was required for such persons, we believe that, for the reporting period covering our 2006 fiscal year, our executive officers and directors complied with all their reporting requirements under Section 16(a) for such fiscal year.

EXECUTIVE COMPENSATION

Summary of Compensation

The following table sets forth summary information concerning compensation awarded to, earned by, or accrued for services rendered to us in all capacities during fiscal 2004, fiscal 2005 and fiscal 2006 by our Chief Executive Officer and the four other most highly compensated officers whose total salary and bonuses exceeded $100,000 in fiscal 2006. The individuals listed in the table below are collectively referred to as the named executive officers.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	All Other Annual Compensation ($)(2)	Restricted Stock Awards (#)(3)	Securities Underlying Options (#)(4)
Donald B. Murray, Chief Executive Officer	2006 2005 2004	550,000 550,000 538,822	595,550 802,175 754,014	11,862 11,727 11,400	0 0 0	75,000 75,000 225,000

Stephen J. Giusto, Chief Financial Officer	2006 2005 2004	293,985 277,000 265,923	244,955 311,350 304,012	11,862 11,727 11,400	0 0 0	25,000 25,000 75,000

Karen M. Ferguson, Executive Vice President	2006 2005 2004	293,985 277,000 275,384	244,955 311,350 304,012	11,862 11,646 11,400	0 0 0	25,000 25,000 75,000

Kate W. Duchene, Executive Vice President of Human Relations and Chief Legal Officer	2006 2005 2004	293,985 272,962 233,923	244,955 311,350 278,618	0 0 0	0 0 0	25,000 25,000 75,000

Anthony Cherbak, Executive Vice President of Operations(5)	2006	253,500	244,955	0	25,000	25,000

(1)	Consists of bonuses earned during the fiscal year indicated and paid in the following year.
(2)	Each number presented in this column consists of a matching contribution under the terms of Resources Connection’s defined contribution 401(k) plan and an automobile allowance of $9,000.
(3)	The following table reflects the aggregated restricted stock holdings for each of our Named Executive Officers as of the end of the 2006 fiscal year and the value of such restricted stock based on the market value of the stock on May 31, 2006:

	Number of Unvested Restricted Shares at May 31, 2006	Value of Unvested Restricted Shares at May 31, 2006 ($)
Donald B. Murray	—	—
Stephen J. Giusto	—	—
Karen M. Ferguson	—	—
Kate W. Duchene	—	—
Anthony Cherbak	25,000	$637,500

Mr. Cherbak was granted 25,000 shares of restricted stock in connection with his commencing employment with the Company on July 11, 2005. The shares are scheduled to vest at a rate of 20% per year over a five-year period and include the right to receive dividends prior to vesting.

(4)	The share numbers presented in this column have been adjusted to reflect the Company’s two-for-one stock split in March 2005.
(5)	Mr. Cherbak commenced employment with the Company on July 11, 2005.

Stock Options and Long-Term Incentive Awards in Fiscal 2006

The table below sets forth the options granted to named executive officers during fiscal 2006.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants					Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term
	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in Fiscal 2006	Exercise Price per Share ($/Share)	Expiration Date
						5% ($)	10% ($)
Donald B. Murray	75,000	(1)	3.709%	27.41	2/17/16	1,292,850	3,276,336
Stephen J. Giusto	25,000	(1)	1.236%	27.41	2/17/16	430,950	1,092,112
Karen M. Ferguson	25,000	(1)	1.236%	27.41	2/17/16	430,950	1,092,112
Kate W. Duchene	25,000	(1)	1.236%	27.41	2/17/16	430,950	1,092,112
Anthony Cherbak	25,000	(2)	1.236%	23.49	7/1/15	369,318	935,925

(1)	Annual incumbent employee stock option award.
(2)	New hire option award.

Each option vests in equal annual installments over the four-year period commencing on the grant date and has a maximum term of 10 years, subject to earlier termination upon the optionee’s cessation of service with Resources Connection.

The potential realizable values are based on an assumption that the stock price of our common stock will appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability or vesting. These amounts are calculated based on the requirements promulgated by the SEC and do not reflect our estimate of future stock price growth of the shares of our common stock.

Exercise of Options and Year-End Values

The following table provides summary information regarding option exercises and the number of shares of our common stock underlying outstanding stock options held by each of our named executive officers as of May 31, 2006.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

	Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at May 31, 2006		Value of Unexercised In-the-Money Options at May 31, 2006
			Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)
Donald B. Murray	—	—	357,500	262,500	4,264,537	1,648,312
Stephen J. Giusto	—	—	152,500	87,500	1,977,512	549,437
Karen M. Ferguson	—	—	152,500	87,500	1,977,512	549,437
Kate W. Duchene	—	—	237,500	87,500	4,017,512	549,437
Anthony Cherbak	—	—	0	25,000	0	50,250

Dollar values in the table shown above are calculated by taking the fair market value of our common stock on May 31, 2006, subtracting the per share exercise price of the options, and multiplying the result by the number of shares.

Corporate Governance, Nominating and Compensation Committee Interlocks and Insider Participation

During fiscal 2006, Mesdames Hill and Sykes Sarkis and Mr. Pisano, along with former directors Mr. Rosenfeld and Mr. Shaw, served on the Corporate Governance, Nominating and Compensation Committee (the “Committee”) of our Board of Directors. None of the members of the Committee is or was an officer or employee of our Company or had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related party transactions. No executive officer of our Company serves or at any time during fiscal 2006 served as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors.

Employment Agreements

We have entered into employment agreements with Mr. Murray, Mr. Giusto and Ms. Ferguson. The Company also agreed to certain severance provisions in Mr. Cherbak’s employment offer letter.

Mr. Murray. Pursuant to his employment agreement, Mr. Murray serves as our Chief Executive Officer and receives an annual base salary of $550,000, effective April 1, 2004, subject to annual review and adjustment by the Company’s Corporate Governance, Nominating and Compensation Committee. The employment agreement has an initial term ending on March 31, 2009. If any payment Mr. Murray receives pursuant to his employment agreement is deemed to constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code, or compensation subject to excise tax under Section 4999 of the Internal Revenue Code, Mr. Murray is entitled to an excise tax gross-up payment. In accordance with the agreement, on July 11, 2006, the Committee increased Mr. Murray’s salary to $583,000 effective August 2006.

Mr. Giusto. Pursuant to his employment agreement, Mr. Giusto serves as our Chief Financial Officer and receives an annual base salary of $311,350, effective July 11, 2005, ,subject to annual review and adjustment by the Company’s Compensation Committee. The agreement has been renewed through March 31, 2007. In accordance with the agreement, on July 11, 2006, the Committee increased Mr. Giusto’s salary to $318,000 effective August 2006.

Ms. Ferguson. Pursuant to her employment agreement, Ms. Ferguson serves as an Executive Vice President and receives an annual base salary of $311,350, effective July 11, 2005, subject to annual review and adjustment by the Company’s Compensation Committee. The agreement has been renewed through March 31, 2007. If Ms. Ferguson is terminated without cause, in addition to the severance payment described below, she will also receive reimbursement for her relocation expenses up to $100,000. In accordance with the agreement, on July 11, 2006, the Committee increased Ms. Ferguson’s salary to $318,000 effective August 2006.

Mr. Cherbak. Pursuant to his employment offer letter, dated April 14, 2005, Mr. Cherbak was hired, effective July 11, 2005, as the Company’s Executive Vice President of Operations. He initially received an annual base salary of $277,000, subject to annual review and adjustment by the Company’s Compensation Committee. As set forth in the letter, if Mr. Cherbak is terminated without cause during the first thirty-six months of employment, he will be entitled to a lump sum separation payment equivalent to one year of base salary. If he is terminated without cause after his twelfth month of employment and before his sixtieth month of employment, the Company agrees to accelerate the vesting schedule of the stock options (25,000 shares) and restricted stock (25,000 shares) that he was granted in connection with is hiring will become fully vested on the date of termination. In accordance with his offer letter, on July 11, 2006, the Committee increased Mr. Cherbak’s salary to $318,000, effective August 2006.

Each of the above-described employment agreements has the following uniform terms:

Automatic Renewal. Upon termination of the initial term of the employment agreement, the agreement will automatically renew for one-year periods unless the employee or the Company elects not to extend the agreement.

Termination by Us Without Cause or by Employee for Good Reason. In the event we do not renew, or reemploy under alternative terms, the agreement, or the employee is terminated other than for “cause” (which is defined in the agreement to include, among other things, conviction of a felony, fraudulent conduct, failure to perform duties or observe covenants of the agreement, or theft) or if the employee terminates his or her employment for “good reason” (which is defined in the agreement to include, among other reasons, a termination six months after a change in control) the employee will receive severance pay which includes:

•	any accrued but unpaid base salary as of the date of the employee’s termination;

•	the earned but unpaid annual bonus, if any;

•	the target annual incentive compensation, if any, that the employee would have been entitled to receive pursuant to the employment agreement in respect of the fiscal year in which the termination occurs; and

•	the employee’s then current base salary multiplied by the greater of (1) two, for Mr. Giusto and Ms. Ferguson, or three for Mr. Murray, or (2) the number of years (including fractions) remaining in the initial term of the agreement.

The employment agreements also provide that the employee shall be entitled to receive employee benefits to which the employee was entitled as of the date of termination under our employee group health benefit plans, and to continued participation in our group health insurance plans at our expense until the earlier of three years from the date of termination or the employee’s eligibility for participation in the group health plan of a subsequent employer.

Director Compensation

As compensation for their services on our Board of Directors, our non-employee directors receive:

•	$25,000 per year, paid at the director’s election either in cash or discounted stock options which vest immediately;

•	a one-time grant of 6,000 stock options at the time a director joins the Board, vesting over a four (4) year period;

•	an annual grant of 3,000 stock options, vesting over a four (4) year period;

•	discretionary stock option grants; and

•	reimbursement for expenses incurred in attending Board and committee meetings.

Directors who serve on committees of our Board of Directors also receive compensation in the amount of $5,000 per committee per year. The Chairpersons of the Audit and Corporate Governance, Nominating and Compensation Committees receive an additional $5,000 per year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following descriptions summarize the material terms of certain relationships and transactions with any of our officers, directors and holders of 5% or more of our outstanding capital stock.

Relationship With Spectrum Risk Management & Insurance Services

During fiscal 2006, Blue Shield of California, Blue Cross/Blue Shield of Illinois and Met/Life, the providers of certain of the Company’s employee health and dental insurance plans, paid Spectrum Risk Management & Insurance Services (“Spectrum”) approximately $538,411 for broker services provided in connection with the Company’s employee benefit plans. Spectrum earned an additional $169,975 during fiscal 2006 for broker services provided in connection with the Company’s workers’ compensation and professional liability and associated commercial insurance plans. The brother of Kate Duchene, the Company’s Executive Vice President of Human Relations and Chief Legal Officer, owns a majority interest in Spectrum. The decision to contract with Spectrum was made by the Finance department of the Company, which oversees the procurement of the Company’s insurance services. Ms. Duchene was not involved in the selection process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information about the beneficial ownership of our common stock as of July 31, 2006, for:

•	each person who beneficially owns more than five percent of the common stock of the Company;

•	each of our directors;

•	each named executive officer; and

•	all directors and executive officers as a group.

Unless otherwise indicated, the address for each person or entity named below is c/o Resources Connection, Inc., 695 Town Center Drive, Suite 600, Costa Mesa, California 92626.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and except for community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership is based on 49,420,272 shares of common stock outstanding as of July 31, 2006.

	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
Directors and Named Officers
Donald B. Murray(1)	2,096,299	4.24%
Stephen J. Giusto(2)	622,356	1.26%
Karen M. Ferguson(3)	489,250	*
Kate W. Duchene(4)	244,196	*
Anthony Cherbak(5)	31,250	*
A. Robert Pisano(6)	15,483	*
Jolene Sykes Sarkis(7)	12,647	*
Julie H. Hill(8)	7,092	*
Neil Dimick(9)	5,750	*
Executive Officers and Directors as a group (9 persons)	3,524,323	7.13%

	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
5% Stockholders
Wellington Management Company, LLC(10)	5,610,315	11.35%
T. Rowe Price Associates Inc.(11)	5,230,100	10.58%
Delaware Management Holdings.(12)	3,674,341	7.44%
TimesSquare Capital Management, LLC(13)	2,968,842	6.01%
AXA Assurances I.A.R.D. Mutuelle(14)	2,844,196	5.76%
Lone Pine(15)	2,837,779	5.74%
New Amsterdam Partners, LLC(16)	2,474,387	5.01%

*	Represents less than 1%.
(1)	Includes shares owned by Mr. Murray and shares beneficially owned by Mr. Murray in The Murray Family Trust, Donald B. Murray and Carol E. Murray, Trustees; Murray Family Income Trust, Donald B. Murray and Carol E. Murray, Trustees. Mr. Murray is the beneficial owner of 376,250 shares of common stock subject to options exercisable within 60 days of July 31, 2006.
(2)	Includes shares owned by Mr. Giusto, beneficially owned by Mr. Giusto in The Giusto Family Income Trust dated 9/12/2000, Michael J. Giusto, Trustee and 2,000 shares owned by the spouse of Mr. Giusto. Mr. Giusto is the beneficial owner of 158,750 shares of common stock subject to options exercisable within 60 days of July 31, 2006.
(3)	Ms. Ferguson is the beneficial owner of 158,750 shares of common stock subject to options exercisable within 60 days of July 31, 2006.
(4)	Ms. Duchene is the beneficial owner of 243,750 shares of common stock subject to options exercisable within 60 days of July 31, 2006.
(5)	Mr. Cherbak is the beneficial owner of 6,250 shares of common stock subject to options exercisable within 60 days of July 31, 2006.
(6)	Mr. Pisano is the beneficial owner of 15,483 shares of common stock subject to options exercisable within 60 days of July 31, 2006.
(7)	Mrs. Sykes Sarkis is the beneficial owner of 12,647 shares of common stock subject to options exercisable within 60 days of July 31, 2006.
(8)	Ms. Hill is the beneficial owner of 7,092 shares of common stock subject to options exercisable within 60 days of July 31, 2006.
(9)	Mr. Dimick is the beneficial owner of 5,750 shares of common stock subject to options exercisable within 60 days of July 31, 2006.
(10)	According to a Schedule 13G/A filed with the SEC by Wellington Management Company, LLC, dated March 10, 2006, Wellington Management Company, LLC has shared voting power with respect to 4,846,955 shares of common stock and shared dispositive power with respect to 5,541,015 shares of common stock. The address of Wellington Management Company, LLC, listed in the Schedule 13G/A is 75 State Street, Boston, Massachusetts 02109
(11)	According to a Schedule 13G/A filed with the SEC by T. Rowe Price Associates, Inc., dated April 10, 2006, T. Rowe Price Associates, Inc. has sole voting power with respect to 1,064,200 shares of common stock and sole dispositive power with respect to 5,230,100 shares of common stock. The address of T. Rowe Price Associates, Inc. listed in the Schedule 13G/A is 100 East Pratt Street, Baltimore, Maryland 21202.
(12)	According to a Schedule 13G/A filed with the SEC by Delaware Management Holdings, dated February 9, 2006, Delaware Management Holdings has sole voting power with respect to 3,660,080 shares of common stock and shared voting power with respect to 630 shares of common stock and sole dispositive power with respect to 3,674,341 shares of common stock. The address of Delaware Management Holdings listed in the Schedule 13G/A is 2005 Market Street, Philadelphia, Pennsylvania 19103.
(13)

According to a Schedule 13G/A filed with the SEC by TimesSquare Capital Management, LLC, dated February 10, 2006, TimesSquare Capital Management, LLC, has sole voting power with respect to 2,520,642 shares of common stock and sole dispositive power with respect to 2,968,842 shares of common stock. The address of TimesSquare Capital Management, LLC listed in the Schedule 13G/A is Four Times Square, 25th Floor, New York, New York 10036.
(14)	According to a Schedule 13G filed with the SEC by AXA Assurances I.A.R.D. Mutuelle, dated February 14, 2006, AXA Assurances I.A.R.D. has sole voting power with respect to 2,666,021 shares of common stock and sole dispositive power with respect to 2,844,196 shares of common stock. The address of AXA Assurances I.A.R.D. Mutuelle as listed in the Schedule 13G is 1290 Avenue of the Americas, New York, New York 10104.
(15)	According to a Schedule 13G filed with the SEC by Lone Pine, dated May 12, 2006, Lone Pine has shared voting power with respect to 2,837,779 shares of common stock and shared dispositive power with respect to 2,837,779 shares of common stock. The address of Lone Pine listed in the Schedule 13G is 2 Greenwich Plaza, Greenwich, Connecticut 06830.
(16)	According to a Schedule 13G filed with the SEC by New Amsterdam Partners, LLC, dated February 8, 2006, New Amsterdam Partners, LLC has sole voting power with respect to 1,548,322 shares of common stock and sole dispositive power with respect to 2,474,387 shares of common stock. The address of New Amsterdam Partners, LLC listed in the Schedule 13G is 475 Park Avenue South, 20th Floor, New York, New York 10016.

PERFORMANCE GRAPH

Set forth below is a line graph comparing the annual percentage change in the cumulative total return to the holders of our common stock with the cumulative total return of the Russell 2000 Indexes, the Standard Industry Code 8742—Management Consulting Services, the Standard Industry Code 7379—Computer Related Services Not Elsewhere Classified and the Standard Industry Code 8721—Accounting, Auditing and Bookkeeping Services, for the period commencing on May 26, 2001and ending on May 31, 2006. The graph assumes that $100 was invested on May 26, 2001, in our common stock and in each index (based on prices from the close of trading on May 26, 2001), and that all dividends were reinvested. No cash dividends have been declared or paid on our common stock. Stockholder returns over the indicated period may not be indicative of future stockholder returns.

The information contained in the performance graph shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

AMONG RESOURCES CONNECTION,

RUSSELL 2000 INDEX AND SIC CODE INDEX

ASSUMES $100 INVESTED ON MAY 26, 2001

ASSUMES DIVIDENDS REINVESTED

	5/26/01	5/25/02	5/31/03	5/31/04	5/31/05	5/31/06
RESOURCES CONNECTION	100.00	73.72	67.18	127.98	119.64	153.15
SIC CODE INDEX 8742	100.00	85.55	74.46	97.94	92.66	114.67
RUSSELL 2000 INDEX	100.00	98.17	88.82	114.94	124.73	145.92
SIC CODE 7379	100.00	94.90	79.22	130.04	112.43	129.07
SIC CDOE 8721	100.00	92.79	80.34	98.26	77.03	97.50

ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the United States Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the office of the United States Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the United States Securities and Exchange Commission at 1-800-SEC-0330 for further information. Our United States Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the United States Securities and Exchange Commission at www.sec.gov and on our website at www.resourcesglobal.com.

By order of the Board of Directors,

Stephen J. Giusto Secretary

Costa Mesa, California

September 9, 2006

ALL STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY OR VOTE YOUR SHARES

BY TELEPHONE OR USING THE INTERNET

ANNEX A

RESOURCES CONNECTION, INC.

2004 PERFORMANCE INCENTIVE PLAN

1.	PURPOSE OF PLAN

The purpose of this Resources Connection, Inc. 2004 Performance Incentive Plan (this “Plan”) of Resources Connection, Inc., a Delaware corporation (the “Corporation”), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2.	ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3.	PLAN ADMINISTRATION

3.1	The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

3.2	Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(b)	grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(c)	approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d)	construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)	cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)	accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g)	adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6, and provided that in no case (except due to an adjustment contemplated by Section 7 or any repricing that may be approved by stockholders) shall such an adjustment constitute a repricing (by amendment, cancellation and regrant, exchange or other means) of the per share exercise of any option;

(h)	determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i)	determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j)	acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration; and

(k)	determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3	Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4	Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.5	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

4.1	Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2	Share Limits.

4.2.1 Overall Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(a)	5,500,000[1] shares of Common Stock, plus

(b)	the number of shares of Common Stock available for additional award grant purposes under the Corporation’s 1999 Long Term Incentive Plan (the “1999 Plan”) as of the date of stockholder approval of this Plan (the “Stockholder Approval Date”) and determined immediately prior to the termination of the authority to grant new awards under the 1999 Plan as of the Stockholder Approval Date, plus

[1]	The current aggregate Share Limit for this Plan is 4,000,000 shares. Stockholders are being asked to approve an amendment to this Plan that would increase the aggregate share limit by an additional 1,500,000 shares so that the new aggregate Share Limit for this Plan would be 5,500,000 shares. (All share numbers in this Section 4 have been adjusted to give effect to the Corporation’s two-for-one stock split in March 2005.)

(c)	the number of any shares subject to stock options granted under the 1999 Plan and outstanding on the Stockholder Approval Date which expire, or for any reason are cancelled or terminated, after the Stockholder Approval Date without being exercised;

provided that in no event shall the Share Limit exceed 14,218,662 shares (which is the sum of the 5,500,000 shares set forth above, plus the number of shares available under the 1999 Plan for additional award grant purposes as of the Effective Date (as such term is defined in Section 8.6.1), plus the aggregate number of shares subject to options previously granted and outstanding under the 1999 Plan as of the Effective Date).

4.2.2 Full-Value Awards. Shares issued in respect of any “full-value award” granted under this Plan shall be counted against the Share Limit as two shares for every share actually issued in connection with the award. For purposes of this Section 4.2.2, a “full-value award” includes all awards granted under this Plan except option grants the per share exercise price of which is at least equal to the fair market value of a share of Common Stock at the time of the option grant.

4.2.3 Other Share Limits. The following limits also apply with respect to awards granted under this Plan:

(a)	The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 4,000,000 shares.

(b)	The maximum number of shares of Common Stock subject to those options that are granted during any calendar year to any individual under this Plan is 400,000 shares.

(c)	The maximum number of shares of Common Stock subject to all awards that are granted during any calendar year to any individual under this Plan is 400,000 shares. This limit does not apply, however, to shares delivered in respect of compensation earned but deferred.

(d)	The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to non-employee directors under this Plan is 500,000 shares. This limit does not apply, however, to shares delivered in respect of compensation earned but deferred. For this purpose, a “non-employee director” is a member of the Board who is not an officer or employee of the Corporation or one of its Subsidiaries.

(e)	Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.3.

4.2.4 Adjustments. Each of the numerical limits set forth in Sections 4.2.1 and 4.2.3 is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

4.3

Awards Settled in Cash, Reissue of Awards and Shares. To the extent that an award is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares of Common Stock are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan. To the extent that shares of Common Stock are delivered pursuant to the exercise of a stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 4.2, as opposed to only counting the shares actually issued. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award under this Plan (or under the 1999 Plan), as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award under this Plan (or under the 1999 Plan), shall not be available for subsequent awards under this Plan. Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

4.4	Reservation of Shares; No Fractional Shares; Minimum Issue. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. No fewer than 100 shares may be purchased on exercise of any award unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.	AWARDS

5.1	Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1 Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. Except in the case of an option granted pursuant to Section 8.10, the per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2 Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.1.3 Other Awards. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards granted consistent with Section 5.2 below.

5.2	Section 162(m) Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.3 above may be, and options granted to officers and employees with an exercise price not less than the fair market value of a share of Common Stock at the date of grant (“Qualifying Options”) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or level using one or more of the Business Criteria set forth below (on an absolute or relative basis) for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualifying Option shall be subject only to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Award. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

5.2.1 Class; Administrator. The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

5.2.2 Performance Goals. The specific performance goals for Performance-Based Awards (other than Qualifying Options) shall be, on an absolute or relative basis, established based on one or more of the following business criteria (“Business Criteria”) as selected by the Administrator in its sole discretion: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, or any combination thereof. These terms are used as applied under generally accepted accounting principles or in the financial reporting of the Corporation or of its Subsidiaries. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 10 years.

5.2.3 Form of Payment; Maximum Performance-Based Award. Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. Grants of

Qualifying Options to any one participant in any one calendar year shall be subject to the limit set forth in Section 4.2.3(b). The maximum number of shares of Common Stock which may be delivered pursuant to Performance-Based Awards (other than Qualifying Options and cash awards covered by the following sentence) that are granted to any one participant in any one calendar year shall not exceed 200,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 7.1. In addition, the aggregate amount of compensation to be paid to any one participant in respect of all Performance-Based Awards payable only in cash and not related to shares of Common Stock and granted to that participant in any one calendar year shall not exceed $1,500,000. Awards that are cancelled during the year shall be counted against these limits to the extent permitted by Section 162(m) of the Code.

5.2.4 Certification of Payment. Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

5.2.5 Reservation of Discretion. The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

5.2.6 Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options) shall terminate upon the first meeting of the Corporation’s stockholders that occurs in the fifth year following the year in which the Corporation’s stockholders first approve this Plan.

5.3	Award Agreements. Each award shall be evidenced by a written award agreement in the form approved by the Administrator and executed on behalf of the Corporation and, if required by the Administrator, executed by the recipient of the award. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

5.4	Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.5	Consideration for Common Stock or Awards. The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Corporation, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•	subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

5.6	Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the last price for a share of Common Stock as furnished by the National Association of Securities Dealers, Inc. (the “NASD”) through the NASDAQ National Market Reporting System (the “National Market”) for the date in question or, if no sales of Common Stock were reported by the NASD on the National Market on that date, the last price for a share of Common Stock as furnished by the NASD through the National Market for the next preceding day on which sales of Common Stock were reported by the NASD. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the last price for a share of Common Stock as furnished by the NASD through the National Market available on the date in question or the average of the high and low trading prices of a share of Common Stock as furnished by the NASD through the National Market for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the National Market as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.7	Transfer Restrictions.

5.7.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7, by applicable law and by the award agreement, as the same may be amended, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.7.2 Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws.

5.7.3 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a)	transfers to the Corporation,

(b)	the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

(d)	if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e)	the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

5.8	International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.	EFFECT OF TERMINATION OF SERVICE ON AWARDS

6.1	General. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2	Events Not Deemed Terminations of Service. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the award agreement.

6.3	Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7.	ADJUSTMENTS; ACCELERATION

7.1	Adjustments. Upon or in contemplation of: any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split (“stock split”); any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of all or substantially all the business or assets of the Corporation as an entirety; then the Administrator shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

(a)	proportionately adjust any or all of (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits,

maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding awards, (3) the grant, purchase, or exercise price of any or all outstanding awards, (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, or (5) (subject to Sections 7.8 and 8.8.3(a)) the performance standards applicable to any outstanding awards, or

(b)	make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. With respect to any award of an ISO, the Administrator may make such an adjustment that causes the option to cease to qualify as an ISO without the consent of the affected participant.

In any of such events, the Administrator may take such action prior to such event to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Administrator, the proportionate adjustments contemplated by clause (a) above shall nevertheless be made.

7.2	Automatic Acceleration of Awards. Upon a dissolution of the Corporation or other event described in Section 7.1 that the Corporation does not survive (or does not survive as a public company in respect of its Common Stock), then each then-outstanding option shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; provided that such acceleration provision shall not apply, unless otherwise expressly provided by the Administrator, with respect to any award to the extent that the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award, or the award would otherwise continue in accordance with its terms, in the circumstances.

7.3	Possible Acceleration of Awards. Without limiting Section 7.2, in the event of a Change in Control Event (as defined below), the Administrator may, in its discretion, provide that any outstanding option shall become fully vested, that any share of restricted stock then outstanding shall fully vest free of restrictions, and that any other award granted under this Plan that is then outstanding shall be payable to the holder of such award. The Administrator may take such action with respect to all awards then outstanding or only with respect to certain specific awards identified by the Administrator in the circumstances. For purposes of this Plan, “Change in Control Event” means any of the following:

(a)

The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (1) the then-outstanding shares of common stock of the Corporation (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (c)(1), (2) and (3) below;

(b)	Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)	Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of more than 50% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d)	Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control Event under clause (c) above.

7.4

Early Termination of Awards. Any award that has been accelerated as required or contemplated by Section 7.2 or 7.3 (or would have been so accelerated but for Section 7.5, 7.6 or 7.7) shall terminate upon the related event referred to in Section 7.2 or 7.3, as applicable, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such award and provided that, in the case of options that will not survive, be substituted for, assumed, exchanged, or otherwise continued or settled in the transaction, the holder of such award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding options in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

7.5	Other Acceleration Rules. Any acceleration of awards pursuant to this Section 7 shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an award if an event giving rise to an acceleration does not occur. The Administrator may override the provisions of Section 7.2, 7.3, 7.4 and/or 7.6 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with a Change in Control Event or any other action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.6	Possible Rescission of Acceleration. If the vesting of an award has been accelerated expressly in anticipation of an event or upon stockholder approval of an event and the Administrator later determines that the event will not occur, the Administrator may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested awards.

7.7	Golden Parachute Limitation. Notwithstanding anything else contained in this Section 7 to the contrary, in no event shall any award or payment be accelerated under this Plan to an extent or in a manner so that such award or payment, together with any other compensation and benefits provided to, or for the benefit of, the participant under any other plan or agreement of the Corporation or any of its Subsidiaries, would not be fully deductible by the Corporation or one of its Subsidiaries for federal income tax purposes because of Section 280G of the Code. If a participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute “parachute payments” as defined in Section 280G of the Code, then the participant may by written notice to the Corporation designate the order in which such parachute payments will be reduced or modified so that the Corporation or one of its Subsidiaries is not denied federal income tax deductions for any “parachute payments” because of Section 280G of the Code. Notwithstanding the foregoing, if a participant is a party to an employment or other agreement with the Corporation or one of its Subsidiaries, or is a participant in a severance program sponsored by the Corporation or one of its Subsidiaries, that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), or the applicable award agreement includes such provisions, the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to the awards held by that participant (for example, and without limitation, a participant may be a party to an employment agreement with the Corporation or one of its Subsidiaries that provides for a “gross-up” as opposed to a “cut-back” in the event that the Section 280G thresholds are reached or exceeded in connection with a change in control and, in such event, the Section 280G and/or Section 4999 provisions of such employment agreement shall control as to any awards held by that participant).

8.	OTHER PROVISIONS

8.1

Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the

Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2	Employment Status. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3	No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4	Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5	Tax Withholding. Upon any exercise, vesting, or payment of any award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, the Corporation or one of its Subsidiaries shall have the right at its option to:

(a)	require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b)	deduct from any amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

8.6	Effective Date, Termination and Suspension, Amendments.

8.6.1 Effective Date. This Plan is effective as of September 3, 2004, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3 Stockholder Approval. To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

8.6.4 Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2(g).

8.6.5 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding award shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7	Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8	Governing Law; Construction; Severability.

8.8.1 Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

8.8.2 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3 Plan Construction.

(a)	Rule 16b-3. It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b)	Section 162(m). Awards under Section 5.1.4 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

8.9	Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10	Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, stock appreciation rights, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11	Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12	No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.13	Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

EXHIBIT A

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

RESOURCES CONNECTION, INC.

CHARTER OF THE AUDIT COMMITTEE

This amended and restated charter is adopted by the Audit Committee of the Board of Directors of Resources Connection, Inc., a Delaware corporation, on August 3, 2006 . This charter shall be reviewed, reassessed and approved annually by the Audit Committee and the Company’s Board of Directors.

I.	STATEMENT OF POLICY

This Charter specifies the scope of the responsibilities of the Audit Committee of the Board of Directors (the “Board”) of Resources Connection, Inc. (the “Company”) and the manner in which those responsibilities shall be performed, including the structure, processes and membership requirements.

The primary function of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company, including (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditors’ qualifications and independence, and (d) the performance of the Company’s independent auditors.

While the Audit Committee has the powers and responsibilities set forth in this Charter, the role of the Audit Committee is oversight. Consequently, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”) and applicable rules and regulations. These are the responsibility of management and the independent auditors.

II.	ORGANIZATION AND MEMBERSHIP REQUIREMENTS

The Audit Committee will be comprised of three or more directors of the Board. All members of the Audit Committee must be directors who meet the knowledge requirements and the independence requirements of applicable law and the corporate governance standards of NASDAQ in effect from time to time (subject to any exceptions allowed by such rules and any waiver granted by such authorities). At least one member of the Audit Committee must qualify as an “audit committee financial expert” (as defined by the Securities and Exchange Commission). The Company will disclose in its annual report required by Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not it has at least one member who is an audit committee financial expert. In any event, the Audit Committee must include at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual’s financial sophistication, such as being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities (which person may also be an “audit committee financial expert”). The members of the Audit Committee will be appointed by and serve at the discretion of the Board. The Chairperson of the Audit Committee will be appointed by the Board.

The Audit Committee may form and delegate authority to subcommittees when appropriate.

Resources Connection, Inc.

Audit Committee Charter

August 3, 2006

1

III.	MEETINGS

The Audit Committee will meet four times per year on a quarterly basis, or more frequently as circumstances require. A special meeting of the Audit Committee may be called by the Chairperson and will be called promptly upon the request of any two Audit Committee members. The Audit Committee will require members of management, the independent auditors, and others to attend meetings and to provide pertinent information, as necessary. The Audit Committee will meet in separate executive sessions with management or the Company’s independent auditors (with such frequency as it determines) to discuss any matters that the Audit Committee (or any of these groups) believes should be discussed privately.

IV.	COMMITTEE AUTHORITY AND RESPONSIBILITY

In recognition of the fact that the Company’s independent auditors are ultimately accountable to the Audit Committee, the Audit Committee will have the sole authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors or nominate the independent auditors for stockholder approval. The Audit Committee will approve all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Audit Committee may consult with management but will not delegate these responsibilities.

To fulfill its responsibilities and duties, the Audit Committee will:

With respect to the independent auditors:

1. Be directly responsible for the appointment, compensation, retention (and termination), evaluation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and, where appropriate, the termination and replacement of such firm. . Such independent auditor shall report directly to and be ultimately accountable to the Audit Committee. The Audit Committee has the ultimate authority to approve all audit engagement fees and terms, with the costs of all engagements to be borne by the Company.

2. Have the sole authority to review in advance, and grant any appropriate preapproval of, (i) all auditing services to be provided by the independent auditors and (ii) all non-audit services to be provided by the independent auditors as permitted by Section 10A of the Securities Exchange Act of 1934, and in connection therewith to approve all fees and other terms of engagement. Such pre-approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on an individual basis. The approved non-auditing services must be disclosed in the Company’s periodic public reports required by Section 13(a) of the Securities Exchange Act of 1934. The pre-approval of non-auditing services can be delegated by the Audit Committee to one or more of its members, but the decision must be presented to the full Audit Committee at the next scheduled meeting.

3. Review the performance of the Company’s independent auditors on at least an annual basis.

4. At least annually, obtain and review an annual report from the independent auditors describing (i) the independent auditors’ internal quality control procedures and (ii) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by inquiry or investigation by government or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with such issues.

Resources Connection, Inc.

Audit Committee Charter

August 3, 2006

2

5. Ensure the independence of the independent auditors pursuant to all applicable laws and regulations; and be responsible for ensuring the Audit Committee’s receipt from the independent auditors of a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1, for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for taking, or recommending that the full Board take, appropriate action to oversee the independence of the independent auditors.

6. Confirm that the lead or coordinating audit partner having the primary responsibility for the audit or review and the concurring or reviewing audit partner of the independent auditors are rotated at least every five years and that the other audit partners on the Company’s account are rotated at least every seven (7) years, in accordance with rules promulgated by the Securities and Exchange Commission.

7. Obtain and review timely reports from the independent auditor regarding (i) all critical accounting policies and practices to be used by the Company; (ii) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (iii) all other material written communications between the independent auditor and management, including any management letter or schedule of unadjusted differences.

8. Review, based upon the recommendation of the independent auditors, the scope and plan of work to be done by the independent auditors for each fiscal year.

With respect to financial statements:

1. Review and discuss with management and the independent auditors the Company’s quarterly financial statements (including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and results of the independent auditors’ review of the quarterly statements) prior to the public release of such information.

2. Review and discuss with management and the independent auditors the Company’s annual audited financial statements (including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), any unusual or non-recurring items, the nature and substance of significant reserves, the adequacy of internal controls and other matters that the Audit Committee deems material prior to the public release of such information. Obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Exchange Act.

3. Review with management and the independent auditors material accounting principles applied in financial reporting, including any material changes from principles followed in prior years and any items required to be communicated by the auditors in accordance with AICPA Statement on Auditing Standards 61.

4. Recommend to the Board, if appropriate, that the Company’s annual audited financial statements be included in the Company’s annual report on Form 10-K for filing with the Securities and Exchange Commission.

5. Prepare the report of the Audit Committee required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement and any other Committee reports required by applicable securities laws or stock exchange requirements or rules.

Resources Connection, Inc.

Audit Committee Charter

August 3, 2006

3

With respect to periodic and annual reviews:

1. Periodically review separately with management and the independent auditors (i) any significant disagreement between management and the independent auditors in connection with the preparation of the financial statements, (ii) any difficulties encountered during the course of the audit (including any restrictions on the scope of work or access to required information), and (iii) management’s response to each.

2. Periodically discuss with the independent auditors, without management being present, (i) their judgment about the quality, appropriateness, and acceptability of the Company’s accounting principles and financial disclosure practices, as applied in its financial reporting, and (ii) the completeness and accuracy of the Company’s financial statements.

3. Consider and approve, if appropriate, significant changes to the Company’s accounting principles and financial disclosure practices as suggested by the independent auditors or management.

4. Review with management, the independent auditors and the Company’s counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company’s financial statements, including significant changes in accounting standards or rules as promulgated by the Financial Accounting Standards Board, the Securities and Exchange Commission or other regulatory authorities with relevant jurisdiction.

5. Review and discuss with management the Company’s earnings press release (including the use of “pro forma” or “adjusted” non-GAAP information) as well as financial information and earnings guidance provided to analysts and rating agencies.

With respect to internal controls, internal audit and risk management

1. In consultation with the independent auditors, review the adequacy of the Company’s internal control structure and system, and the procedures designed to insure compliance with laws and regulations.

2. Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

3. Review the budget, qualifications, activities, effectiveness and organizational structure of the internal audit function and the performance, appointment and replacement of the lead internal auditor, if any, and review summaries of material internal audit reports and management’s responses.

4. Discuss policies with respect to risk assessment and risk management periodically with management and independent auditors, and the Company’s plans to monitor, control and minimize such risks and exposures.

Other:

1. Conduct an appropriate review of all proposed related party transactions. Related party transactions are all transactions required to be disclosed pursuant to Securities and Exchange Commission Regulation S-K, Item 404. Management shall not cause the Company to enter into any new related party transactions required to be disclosed by S_K Item 404 unless the Audit Committee approves such transactions.

2. Establish the policy for the Company’s hiring of employees or former employees of the independent auditors who were engaged on the Company’s account.

Resources Connection, Inc.

Audit Committee Charter

August 3, 2006

4

3. Review any management decision to seek a second opinion from independent auditors other than the Company’s regular independent auditors with respect to any significant accounting issue.

4. Review with management and the independent auditors the sufficiency and quality of the accounting and other financial personnel of the Company.

5. Regularly report to the Board on the Audit Committee’s activities and make appropriate recommendations.

6. Conduct an annual performance evaluation of this Audit Committee.

7. Perform any other activities consistent with this Charter, the Company’s By-laws and governing law as the Audit Committee or the Board deems necessary or appropriate.

V.	RESOURCES AND AUTHORITY

The Audit Committee has the power, in its sole discretion, to retain such independent counsel, advisors and experts as it deems necessary or appropriate to carry out its duties. The Company will provide the Audit Committee with appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for:

(1) Compensation for the independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

(2) Compensation to any counsel, advisors or experts employed by the Audit Committee pursuant to the first sentence of this Section V; and

(3) Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee will act in reliance on management, the Company’s independent auditors, internal auditors, and the representations of advisors and experts, as it deems necessary or appropriate to enable it to carry out its duties.

VI.	DISCLOSURE OF CHARTER

This Charter will be made available on the Company’s website at www.resourcesglobal.com.

Resources Connection, Inc.

Audit Committee Charter

August 3, 2006

5

EXHIBIT B

AMENDED AND RESTATED CHARTER OF THE CORPORATE GOVERNANCE, NOMINATING AND COMPENSATION COMMITTEE

RESOURCES CONNECTION, INC.

CHARTER

OF THE

CORPORATE GOVERNANCE, NOMINATING AND COMPENSATION

COMMITTEE

This amended and restated charter is adopted by the Corporate Governance, Nominating and Compensation Committee of the Board of Directors of Resources Connection, Inc., a Delaware corporation (the “Company”), on August 3, 2006 This charter shall be reviewed, reassessed and approved annually by the Corporate Governance, Nominating and Compensation Committee and the Company’s Board of Directors (the “Board”).

I.	STATEMENT OF POLICY

This Charter specifies the scope of the responsibilities of the Corporate Governance, Nominating and Compensation Committee (the “Committee”) of the Board and the manner in which those responsibilities shall be performed, including the structure, processes and membership requirements.

II.	ORGANIZATION AND MEMBERSHIP REQUIREMENTS

The Committee shall be comprised of three or more Directors, each of whom shall satisfy the independence requirements as set forth in the corporate governance standards of NASDAQ and shall qualify as “non-employee directors” under Rule 16b-3 of the Securities and Exchange Act of 1934, as amended (the “Act”) and “outside directors” under Internal Revenue Code Section 162(m) and applicable law.

The members of the Committee shall be appointed by, and serve at the discretion of, the Board. A Chairperson of the Committee will be appointed by the Board. The Committee may, from time to time, delegate duties or responsibilities to sub-committees, Company management, or to one member of the Committee, as appropriate.

A majority of the members shall represent a quorum of the Committee and, if a quorum is present, any action approved by at least a majority of the members present shall represent the valid action of the Committee.

III.	MEETINGS

The Committee shall meet as often as it deems necessary to fulfill its responsibilities hereunder, and may meet with management or individual Directors at any time it deems appropriate to discuss any matters before the Committee.

The Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

IV.	COMMITTEE AUTHORITY AND RESPONSIBILITY

To fulfill its responsibilities and duties hereunder, the Committee shall:

1.	Nominating Functions

i.	Evaluate the size and composition of the Board. Determine criteria for selecting new Directors, including desired relevant skills and attributes, and identify and actively seek individuals qualified

Resources Connection, Inc.

Corporate Governance/Nominating and Compensation Committee Charter

August 3, 2006

1

to become Directors. Criteria that will be used in connection with evaluating and selecting new directors will include factors relating to whether the director candidate would meet the definition of independent required by the NASDAQ, as well as skills, occupation, and experience in the context of the needs of the Board.

ii.	Evaluate and select, or recommend to the Board, Director nominees for each election of Directors, except that if the Company is at any time legally required by contract or otherwise to provide any third party with the ability to nominate a Director, the Committee need not evaluate or propose such nomination, unless required by contract or requested by the Board.

iii.	Establish procedures to solicit, review, and recommend to the Board potential director nominees proposed by stockholders. Consider any nominations of Director candidates validly made by stockholders.

iv.	Review and make recommendations to the Board concerning qualifications, appointment and removal of Committee members.

2.	Corporate Governance Functions

i.	Develop, recommend for Board approval, and review on an ongoing basis, the adequacy of the corporate governance principles applicable to the Company. Such principles shall include Director qualification standards, Director responsibilities, Committee responsibilities, Director access to management and independent advisors, Director orientation and continuing education, and annual performance evaluation of the Board and Committees.

ii.	Adopt and approve a Code of Conduct that meets the requirements of NASDAQ and applicable law and emphasizes the need for Officers and Directors to act honestly, in good faith and in the Company’s best interests. Adopt procedures for monitoring and enforcing compliance with the Code of Conduct, and review the Code from time to time and recommend such changes to the Code as the Committee shall deem appropriate.

iii.	Review, at least annually, the Company’s compliance with the NASDAQ corporate governance listing requirements, and report to the Board regarding such requirements.

iv.	Assist the Board in developing criteria for the evaluation of the Board and Committee performance.

v.	Evaluate the Committee’s own performance on an annual basis.

vi.	If requested by the Board, assist the Board in its self-evaluation or the evaluation of any other Committee of the Board.

vii.	Develop orientation materials for the new Directors and corporate governance-related continuing education for all Board members.

viii.	Review and reassess the adequacy of this Charter, as appropriate, and recommend any proposed changes to the Board for approval.

ix.	Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

x.	Make regular reports to the Board regarding the foregoing.

3.	Compensation Functions

i.	Review and approve all compensation programs applicable to Executive Officers of the Company, including all forms of salary paid to Executive Officers for the Company and the grant of all forms of bonus and stock compensation provided to the Executive Officers of the Company.

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Corporate Governance/Nominating and Compensation Committee Charter

August 3, 2006

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ii.	In consultation with senior management, establish, review and evaluate the long-term strategy of employee compensation and the types of stock and other compensation plans used by the Company.

iii.	Review and approve corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer (“the CEO”), evaluate the performance of the CEO in light of those goals and objectives, and set the CEO’s compensation level based on this evaluation. In determining the long-term incentive component of the CEO compensation, the Committee shall consider, among other factors, the Company’s performance and relative stockholder return, the value of similar incentive awards to the CEO in past years, and any other factors the Committee deems appropriate. In connection with this evaluation, the Committee may request and receive input from other Independent Board members either formally or informally. The CEO will not be present during voting or deliberation as to his/her compensation. [Rule 4350(c)(3)(A)]

iv.	Approve any new compensation plan or any material change to an existing compensation plan, whether or not subject to stockholder approval, make recommendations to the Board with respect to the Company’s incentive compensation plans and equity-based plans subject to stockholder approval, oversee the activities of the individuals and committees responsible for overseeing the Company’s compensation plans and discharge any responsibilities imposed on the Committee by any of these plans.

v.	In consultation with management, oversee regulatory compliance with respect to compensation matters, including overseeing the Company’s policies on structuring compensation programs to preserve tax deductibility, and, as and when require, establishing performance goals and certifying that performance goals have been attained for the purposes of Section 162(m) of the Internal Revenue Code.

vi.	Review and approve any severance or similar termination payments proposed to be made to any current or former Executive Officer of the Company.

vii.	Makes recommendations to the Board as to the development and succession plans for the senior management of the Company.

viii.	Produce an annual report on executive compensation for inclusion in the Company’s proxy statement.

ix.	Perform any other activities consistent with this Charter, the Company’s By-laws and governing law as the Compensation Committee or the Board deems necessary or appropriate.

V.	RESOURCES AND AUTHORITY

The Committee shall have the authority to obtain advice or assistance from consultants, legal counsel, accounting or other advisors as appropriate to perform its duties herein, and to determine the terms, costs and fees for such engagements. The Committee shall have the authority, in consultation with the Chairman of the Board, to retain or terminate any search firm to be used to identify Director candidates and to determine and approve the terms, costs and fees for such engagements. The fees and costs of any consultant or advisor engaged by the Committee to assist the Committee in performing its duties herein shall be borne by the Company.

VI.	DISCLOSURE OF CHARTER

This Charter will be made available on the company’s website at www.resourcesglobal.com.

Resources Connection, Inc.

Corporate Governance/Nominating and Compensation Committee Charter

August 3, 2006

3

[FRONT OF PROXY CARD]

RESOURCES CONNECTION, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF THE COMPANY FOR ANNUAL MEETING, OCTOBER 19, 2006

The undersigned, a stockholder of RESOURCES CONNECTION, INC., a Delaware corporation (the “Company”), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and a copy of the Company’s Annual Report to Stockholders for its fiscal year ended May 31, 2006; and, revoking any proxy previously given, hereby constitutes and appoints Karen M. Ferguson and Stephen J. Giusto, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote all shares of Common Stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Westin South Coast Plaza Hotel, located at 686 Anton Boulevard, Costa Mesa, California 92626, on October 19, 2006, at 1:30 p.m. local time, and at any adjournment thereof, on all matters coming before said meeting.

The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1.

1.	Nominees for a three-year term as a member of the Company’s Board of Directors:

Donald B. Murray

☐    For this nominee

☐    Withhold authority to vote for this nominee

A. Robert Pisano

☐    For this nominee

☐    Withhold authority to vote for this nominee

Thomas D. Christopoul

☐    For this nominee

☐    Withhold authority to vote for this nominee

The Board of Directors recommends a vote FOR Proposal 2.

2.	Approval of an amendment of the Resources Connection 2004 Performance Incentive Plan to increase the number of shares available for award grants by 1,500,000.

☐    For

☐    Against

☐    Abstain

The Board of Directors and the Audit Committee recommends a vote FOR Proposal 3.

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm.

☐    For

☐    Against

☐    Abstain

4.	In their discretion, upon any other matters as may properly come before the meeting or at any adjournment thereof.

(continued and to be signed on other side)

[BACK OF PROXY CARD]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH DIRECTOR NOMINEE IN PROPOSAL 1. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE AMENDMENT OF THE 2004 PERFORMANCE INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR AWARD GRANTS BY 1,500,000. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

Dated , 2006
Signature of Stockholder

Dated , 2006
Signature of Stockholder

(This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the shares are held in joint name, either person may sign this Proxy. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE.